Exhibit 10.12

CREDIT SUISSE (USA), INC.

Landlord

TO

YEXT, INC.

Tenant

Lease

Dated as of May 15, 2014

Table of Contents

Page

ARTICLE 1
RULES OF INTERPRETATION; DEFINITIONS

ARTICLE 2
PREMISES; TERM; USE

Section 2.01. Demise	2
Section 2.02. Term	2
Section 2.03. Delivery of Possession	2
Section 2.04. Use	2

ARTICLE 3
RENT

Section 3.01. Rent	2
Section 3.02. Fixed Rent	2
Section 3.03. Additional Charges	3
Section 3.04. Tax Payments	3
Section 3.05. Tax Provisions	5
Section 3.06. Electric Charges	5
Section 3.07. Manner of Payment	7
Section 3.08. Operating Expenses	8

ARTICLE 4
LANDLORD SERVICES

Section 4.01. Landlord Services	13
Section 4.02. Telecommunications	16
Section 4.03. Security Services and Systems	17

ARTICLE 5
LEASEHOLD IMPROVEMENTS; TENANT COVENANTS

Section 5.01. Initial Improvements	17
Section 5.02. Alterations Generally	20
Section 5.03. Landlord’s and Tenant’s Property	23
Section 5.04. Access and Changes to Building	23
Section 5.05. Repairs	24
Section 5.06. Compliance with Laws/Compliance Language	25
Section 5.07. Tenant Advertising	26
Section 5.08. Right to Perform Tenant Covenants	26

ARTICLE 6
ASSIGNMENT AND SUBLETTING

Section 6.01. Assignment; Etc.	27

i

EXHIBITS

A	Description of Land
B	Premises Floor Space Plan
C	Rules and Regulations
D	Overlease
E	HVAC Specifications
F.	Overlandlord Consent
G.	Cleaning Specifications
H.	Delivery Condition Work
I.	Certificate of Occupancy
J.	Letter of Credit
K.	Prohibited Entities

INDEX OF DEFINED TERMS

Definition	Where Defined
AAA Rules	Section 9.18
Action	Section 7.11
Additional Charges	Section 3.03
Additional Rent for Electricity	Section 3.06
Affiliate	Section 6.01
Alteration Plans	Section 5.02
Arbitrator	Section 9.18
Assignment Consideration	Section 6.05
Base Operating Year	Section 3.08
Base Rate	Section 3.07
Base Tax Amount	Section 3.04
Bid Taxes	Section 3.04
Brokers	Section 9.12
Building	Recitals
Building Rate	Section 4.01
Business Days	Section 4.01
Business Hours	Section 4.01
Casualty	Section 8.05
Commencement Date	Section 2.02
Contractor(s)	Section 5.01
Control	Section 6.01
Cost Savings	Section 3.08
Curing Party	Section 5.08
Cut-Off Date	Section 3.08
Electing Party	Section 9.18
Electric Capacity	Section 3.06
Expiration Date	Section 2.02
First Offer Construction Allowance	Section 12.04
First Offer Period	Section 12.01
First Offer Space	Section 12.01
First Offer Inclusion Date	Section 12.02
Fixed Rent	Section 3.02
Fixtures	Section 5.03
Force Majeure	Section 4.01
Hazardous Materials	Section 5.06
HVAC	Section 4.01
Improvements and Betterments	Section 5.03
Indemnified Party	Section 7.12
Interest Rate	Section 5.08
Land	Recitals
Landlord	Introduction
Landlord Offer Notice	Section 12.02
Landlord Services	Section 4.01
Laws	Section 5.06
Letter of Credit	Section 13.01
LC Date	Section 13.01
Lease	Introduction

v

Material Alteration	Section 5.02
Minor Alterations	Section 5.02
Multiplying Factor	Section 12.02
New Tenant	Section 7.10
Non-Retail Space	Section 2.04
Operating Expenses	Section 3.08
Operating Payment	Section 3.08
Operating Statement	Section 3.08
Operating Year	Section 3.08
Other Sublease Consideration	Section 6.05
Overlandlord	Recitals
Overlease	Recitals
Overtime Periods	Section 4.01
Premises	Section 2.01
Project	Recitals
Recapture Space	Section 6.02
Rent	Section 3.01
Repair Estimate Notice	Section 8.05
Required Substantial Completion Date	Section 8.05
Rules and Regulations	Section 4.01
Standard	Section 5.05
Successor Entity	Section 6.01
Successor Landlord	Section 7.01
Superior Lease	Section 7.01
Superior Lessor	Section 7.01
Superior Mortgage	Section 7.01
Superior Mortgagee	Section 7.01
Tax Payment	Section 3.04
Tax Year	Section 3.04
Taxes	Section 3.04
Tenant	Introduction
Tenant Acceptance Notice	Section 12.02
Tenant Casualty Repair Obligations	Section 8.05
Tenant’s Basic Cost	Section 6.05
Tenant’s Initial Improvements	Section 5.01
Tenant’s Offer Notice	Section 6.02
Tenant’s Operating Share	Section 3.08
Tenant’s Plans	Section 5.01
Tenant’s Property	Section 5.03
Tenant’s Tax Share	Section 3.04
Term	Section 2.02
Transfer Notice	Section 6.03

LEASE (this “Lease”), dated as of May 15, 2014, between CREDIT SUISSE (USA), INC. (“Landlord”), a Delaware corporation whose address is Eleven Madison Avenue, New York, New York 10010-3629, and YEXT, INC. (“Tenant”), a Delaware corporation whose address is One Madison Avenue, Fifth Floor, New York, New York 10010.

W I T N E S S E T H

WHEREAS, by that certain Second Amendment and Restatement of Lease, dated as of April 29, 2005, by and between Landlord (f/k/a Credit Suisse First Boston (USA), Inc.) and 1 Madison Office Fee LLC, a Delaware limited liability company (“Overlandlord”), as amended by that certain Third Amendment of Lease, dated as of November 23, 2005, Fourth Amendment to Restatement of Lease, dated as of April 23, 2007, and Fifth Amendment to Restatement of Lease, dated as of June 20, 2007 (as may be further amended, modified or supplemented from time to time, the “Overlease”), Overlandlord leased to Landlord, as tenant, certain space in the office building commonly known as One Madison Avenue, New York, New York (the “Building”) on the land more particularly described in Exhibit A (the “Land”; the Land and the Building and all plazas, sidewalks and curbs adjacent thereto, but excluding the Tower (as defined in the Overlease), are collectively called the “Project”);

WHEREAS, a true and correct copy of the Overlease (with certain financial terms redacted) is attached hereto as Exhibit D; and

WHEREAS, Landlord is willing to lease to Tenant and Tenant is willing to hire from Landlord, on the terms, covenants and conditions hereinafter set forth, certain space consisting of a portion of the 5th floor of the Building.

NOW, THEREFORE, Landlord and Tenant agree as follows:

ARTICLE 1

Rules of Interpretation; Definitions

In this Lease, except to the extent otherwise provided or that the context otherwise requires, the table of contents and headings for this Lease are for reference purposes only and do not affect in any way the meaning or interpretation of this Lease. When a reference is made in this Lease to an Article, a Section, an Exhibit or a Schedule, such reference is to an Article or a Section of, or an Exhibit or a Schedule to, this Lease unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Lease, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Lease, refer to this Lease as a whole and not to any particular provision of this Lease. All terms defined in this Lease have the defined meanings when used in the Overlease, unless otherwise defined herein. The definitions contained in this Lease are applicable to the singular as well as the plural forms of such terms. References to a person are also to its successors and permitted assigns. References to sums of money are expressed in lawful currency of the United States of America, and “$” refers to U.S. dollars. References to “day” or “days” are to calendar days. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Lease, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. “Landlord shall have no liability to Tenant” or words of similar import mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of Rent, or to be relieved in any manner or any of its other obligations under this Lease, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant’s use or occupancy of the Premises.

ARTICLE 2

Premises; Term; Use

Section 2.01.                         Demise. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to the terms and conditions of this Lease, a portion of the 5th floor of the Building substantially as shown on the plan annexed as Exhibit B (the “Premises”) together with the non-exclusive right to use and to permit its permitted subtenants, assignees and invitees to use, in common with other tenants and occupants of the Project, the lobbies, escalators, passenger elevators in the Building serving the Premises (other than any executive elevators reserved for use by Overlandlord), loading dock and other public portions and common facilities of the Project subject to, and in accordance with the terms of this Lease, including the Rules and Regulations. Landlord and Tenant agree that the Premises is conclusively deemed to contain 32,727 rentable square feet. Subject to the terms and conditions of this Lease, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week.

Section 2.02.                         Term. The term of this Lease (the “Term”) shall commence on the date (the “Commencement Date”) that is the latest to occur of (a) the date that Landlord has delivered vacant possession of the Premises to Tenant and (b) the date that Overlandlord has consented (or is deemed to have consented) to this Lease, and shall end, unless sooner terminated as herein provided, on December 30, 2020 (the “Expiration Date”).

Section 2.03.                         Delivery of Possession. Landlord shall deliver, and Tenant shall accept, the Premises “as is”. Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force and further waives the right to recover any damages which may result from Landlord’s failure for any reason to deliver possession of the Premises for the commencement of the Term. The provisions of this Article are intended to constitute an “express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

Section 2.04.                         Use. Tenant shall use the Premises only for such uses as are permitted pursuant to Section 6.1 and 6.2 of the Overlease, the terms and provisions of which are incorporated herein by reference as if fully set forth herein, except that the term “Non-Retail Space” therein shall be deemed to refer to the term “Premises” herein and Section 6.1(b) shall not be so incorporated.

ARTICLE 3

Rent

Section 3.01.                         Rent. “Rent” shall consist of Fixed Rent and Additional Charges.

Section 3.02.                         Fixed Rent. The fixed rent (“Fixed Rent”) for the Premises shall be: (i) for the period commencing on the date which is 180 days after the Commencement Date (the “Rent Commencement Date”) and ending on the day before the fifth (5th) anniversary of the Commencement Date, Two Million Ninety-Four Thousand Five Hundred Twenty-Eight and No/100 Dollars ($2,094,528.00) per annum, payable in equal monthly installments of One Hundred Seventy-Four Thousand Five Hundred Forty-Four and No/100 Dollars ($174,544.00); and (ii) for the period commencing on the fifth (5th) anniversary of the Commencement Date and ending on the Expiration Date, Two Million Two Hundred Fifty-Eight Thousand One Hundred Sixty-Three and No/100 Dollars ($2,258,163.00) per annum, payable in equal monthly installments of One Hundred Eighty-Eight Thousand One Hundred Eighty and 25/100 Dollars ($188,180.25). Fixed Rent shall be payable by Tenant in equal monthly installments in advance and on the first day of each calendar month thereafter, provided, that, if the Rent Commencement Date is not the first day of the month, the Fixed Rent shall be appropriately prorated.

Section 3.03.                         Additional Charges. “Additional Charges” means Tax Payments, Operating Payments and all other sums of money, other than Fixed Rent, at any time payable by Tenant under this Lease, all of which Additional Charges shall be deemed to be rent.

Section 3.04.                         Tax Payments. (a) “Base Tax Amount” means the Taxes for the period commencing on July 1, 2014 and ending on June 30, 2015.

(b)                                 “Taxes” means (i) the real estate taxes, vault taxes, assessments and special assessments levied, assessed or imposed upon or with respect to the Land and the Building by any federal, state, municipal or other government or governmental body or authority (including any taxes, assessments or charges imposed upon or against the Project, Landlord or the owner of the Project with respect to any business improvement district (collectively, “Bid Taxes”)) but only if and to the extent that the same shall be reflected in any tax bill with respect to the Project and after giving effect to any and all abatements, refunds, reductions and credits which are not made expressly for the benefit of another tenant by the Building, but expressly excluding any benefit accruing to Landlord under any discretionary municipal incentive program (as opposed to benefits granted by the applicable governmental entity on a Building-wide basis “as of right”, including any Building-wide benefits which may be granted pursuant to the Industrial and Commercial Incentive Program) and (ii) all taxes assessed or imposed with respect to the rentals payable under this Lease other than general income, franchise and gross receipts taxes; provided, however, that any such Taxes shall exclude Commercial Rent or Occupancy Taxes imposed pursuant to Title 11, Chapter 7 of the New York City Administrative Code so long as such tax is required to be paid by Tenants directly to the taxing authority. If at any time the method of taxation shall be altered so that in lieu of or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate, there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other additional or substitute tax, assessment, levy, imposition, fee or charge, including business improvement district and transportation taxes, fees and assessments, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be included in “Taxes,” computed as if Landlord’s sole asset were the Project. If the owner, or lessee under a Superior Lease, of all or any part of the Project is an entity exempt from the payment of taxes described in clauses (i) and (ii), there shall be included in “Taxes” the taxes described in clauses (i) and (ii) which would be so levied, assessed or imposed if such owner or lessee were not so exempt and such taxes shall be deemed to have been paid by Landlord on the dates on which such taxes otherwise would have been payable if such owner or lessee were not so exempt. Except as permitted in the second preceding sentence of this Section 3.04(b), “Taxes” shall not include (x) any municipal, state or federal taxes on Landlord’s income, franchise taxes, taxes on gross receipts or revenue, estate or inheritance taxes value added, transfer, transfer gains, succession, capital stock excise, excess profits, gift, foreign ownership or control, corporate franchise, corporate, unincorporated association, payroll or stamp tax, or any similar taxes or charges imposed or assessed against Landlord, including any other tax, assessment, charge or levy on the rent reserved under leases, including this Lease or (y) unless due to default in Tenant timely paying a Tax Payment hereunder, any penalties, late charges or fines imposed against Landlord with respect to real estate taxes, assessments and the like that are otherwise includable within the term “Taxes.” If the Bid Taxes are eliminated after the date hereof, then, as of the date of such elimination, the Base Tax Amount shall be recalculated to take into account the elimination of the Bid Taxes.

(c)                 “Tax Year” means each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the Term, or such other period of twelve (12) months occurring during the Term as hereafter may be adopted as the fiscal year for real estate tax purposes of the City of New York.

(d)                “Tenant’s Tax Share” means 2.71%, as the same may be increased or decreased in accordance with the terms of this Lease. The parties hereto agree that the rentable square foot area of the Premises shall be deemed to be, as of the date hereof, 32,727 rentable square feet and the rentable square foot area of the Building shall be deemed to be 1,209,155 rentable square feet. Tenant’s Tax Share has been determined and/or redetermined by dividing the rentable square foot area of the Premises by the rentable square foot area of the Building.

(e)                 If Taxes for any Tax Year, shall exceed the Base Tax Amount, Tenant shall pay to Landlord (each, a “Tax Payment”) Tenant’s Tax Share of the amount by which Taxes for such Tax Year are greater than the Base Tax Amount. Landlord shall give Tenant a statement showing the computation of Tenant’s Tax Share of Taxes, which statement shall cover only those Taxes which Landlord is then required to pay pursuant to the Overlease and such statement shall be accompanied by copies of the applicable tax bills or other evidence showing the Taxes or tax assessments. The Tax Payment for each Tax Year shall be due and payable in installments in the same manner that Taxes for such Tax Year are due and payable to the City of New York, except that Tenant shall pay each such installment to Landlord on or before the later of (A) twenty (20) days after the rendering by Landlord to Tenant of the above-referenced statement or (B) thirty (30) days prior to the date such installment first becomes due and payable to the City of New York; provided, however, that if Landlord shall at any time be required pursuant to the terms of any Superior Mortgage to make any escrow payments in respect of Taxes on a more frequent basis than such installments are due and payable to the City of New York, then Tenant shall pay to Landlord on the first day of each period for which Landlord is required make such escrow payments during such Tax Year an amount equal to the Tax Payment for such Tax Year divided by the number of such escrow payments that Landlord is required to make in respect of Taxes for such Tax Year. If there shall be any increase or decrease in the Taxes for any Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be, in accordance herewith. In no event, however, shall Tenant be entitled to a refund or credit against any sums payable under this Lease if Taxes are reduced below the Base Tax Amount. Except as heretofore provided, Tenant shall receive an equitable share of any and all real estate tax incentives, abatements and credits granted to the Building and Land during the Term of this Lease, provided that such real estate tax incentives, abatements and credits may be directly attributed, at least in part, to Tenant’s use and occupancy of the Premises (or any portion thereof located in the Building). Similarly, if any such incentives, abatements or credits are directly attributed to space in the Building not leased to Tenant in no event shall Tenant be entitled to share in any such benefits.

(f)                  If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall pay to Tenant Tenant’s Tax Share of the net refund (after deducting from such refund the costs and expenses of obtaining the same, including appraisal, accounting and legal fees); provided, however, that (i) Tenant shall not be eligible to receive such payment if, at the time such payment is required to be refunded to Tenant, Tenant is in default under this Lease beyond any applicable notice and grace period until such time as such default is cured, at which time such payment shall be made to Tenant, provided that Landlord shall be entitled to deduct any costs and expenses arising from such default (including any payments made to cure such default) from any such payment to be made to Tenant and (ii) such payment to Tenant shall in no event exceed Tenant’s Tax Payment paid for such Tax Year. Such refund shall be made to Tenant within sixty (60) days of Landlord’s receipt thereof.

(g)          If the Taxes comprising the Base Tax Amount are reduced as a result of an appropriate proceeding or otherwise, the Taxes as so reduced shall for all purposes be deemed to be the Base Tax Amount and Landlord shall notify Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Section 3.04, and Tenant shall pay the deficiency within twenty (20) days after demand therefor.

Section 3.05.                    Tax Provisions. (a) Landlord’s failure to render or delay in rendering any statement with respect to any Tax Payment or installment thereof shall not prejudice Landlord’s right to thereafter render such a statement, nor shall the rendering of an incorrect statement for any Tax Payment or installment thereof prejudice Landlord’s right to thereafter render a corrected statement therefor. If Landlord fails to render a statement with respect to any particular Tax Payment or installment thereof within two (2) years after the Expiration Date of this Lease, Landlord shall be deemed to have waived its right to claim any deficiency.

(b)         Landlord and Tenant confirm that the computations under this Article 3 are intended to constitute a formula for agreed rental escalation and may or may not constitute an actual reimbursement to Landlord for the Taxes. If the Building has been or shall be condominiumized, then Tenant’s Tax Payments shall, if necessary, be equitably adjusted such that Tenant shall thereafter continue to pay the same share of the Taxes of the condominiumized Building as Tenant would pay in the absence of such condominimization.

(c)          Each Tax Payment in respect of a Tax Year, which begins prior to the commencement of the Term or ends after the expiration or earlier termination of this Lease, and any tax refund pursuant to Section 3.04(f), shall be prorated to correspond to that portion of such Tax Year occurring within the Term.

(d)         Landlord shall have no obligation to bring any application or proceeding seeking a reduction in Taxes or the assessed valuation of the Building. Tenant hereby waives to the fullest extent permitted by law any right Tenant may now or in the future have to protest or contest any Taxes or to bring any application or proceeding seeking a reduction in Taxes or the assessed valuation of the Building or otherwise challenging the determination thereof.

Section 3.06.              Electric Charges. (a) Landlord shall supply the Premises with electrical service equal to six (6) watts, demand load, exclusive of the HVAC System serving the Premises, per usable square foot contained in the Premises (“Electric Capacity”), and shall cause Tenant’s electric energy usage to be measured on a submetering basis. If the electric service supplied to the Premises is supplied by more than one (1) submeter, then the readings will be aggregated through a totalizing meter and billed on a coincident demand basis as if billed through a single meter. Landlord shall, at Landlord’s expense, purchase and install the submeter(s). Tenant shall pay Landlord, as Additional Charges within thirty (30) days of receipt of its next rent bill, for the kilowatt hours and kilowatt demand used by Tenant at Landlord’s average cost per kilowatt and per kilowatt hour for the Building, plus five (5%) percent thereof for providing, reading and billing the submetering service. Landlord shall have the sole right to select the provider of electricity for the Building; provided, however, that Landlord shall not select a provider of electricity for the Building in which Landlord has an economic interest other than the ownership of publicly-traded common stock. Tenant, from time to time, shall have the right to review the readings of Tenant’s submeter(s) and Landlord’s calculation of the Additional Charges for electricity, at reasonable times and on reasonable prior notice, on or prior to the ninetieth (90th) day after the date on which Tenant receives the rent bill or statement which includes such Additional Charges. Tenant shall be entitled in its discretion to allocate within the Premises the six (6) watts of electrical service delivered by Landlord to the Premises, but no such allocation by Tenant within the Premises shall obligate Landlord to increase the electrical service provided to the Premises or change the manner in which such electrical service is delivered to the Premises.

(b)             Prior to the date that Landlord shall install submeter(s) at the Premises, Tenant shall pay in monthly installments in advance, as additional rent for its consumption of electricity at the Premises, a per annum sum equal to the product of (A) $3.00 and (B) the rentable square feet of the Premises, provided, however, that until the earlier of (x) the Rent Commencement Date and (y) Tenant’s occupancy of the Premises for the conduct of Tenant’s business, Tenant shall pay for its consumption of electricity a per annum sum equal to the product of (A) $1.50 and (B) the rentable square feet of the Premises. The foregoing payment shall be prorated for partial months and, upon the installation of the submeter(s) by Landlord, Tenant shall receive a credit against the next installment of Rent of any excess payment then held by Landlord for the remaining partial month.

(c)              If it shall become unlawful for Landlord to submeter Tenant’s electric energy usage, such usage shall thereafter be paid for and measured as follows:

(i)                                     Tenant agrees to pay for its electric usage as Additional Charges (hereinafter referred to as the “Additional Rent for Electricity”). The Additional Rent for Electricity shall be determined initially by a survey of the Premises made by an electrical consultant or electrical engineer chosen by Landlord. The survey so made will determine the number of kilowatt hours and kilowatt demand based on the electrical equipment and fixtures in the Premises and the period of use thereof, and based thereon will determine the value, expressed in dollars per year, of Tenant’s electric energy usage. The rate Tenant shall pay will be the service classification under which the public utility bills Landlord commensurate with the rate of usage as shown by the survey, plus five (5%) percent of such amount for Landlord’s administrative costs. The Additional Rent for Electricity so determined, as adjusted from time to time pursuant to clauses (ii), (iii) and (iv) below, shall be paid by Tenant in equal monthly installments in advance on the first day of each calendar month during the Term.

(ii)                                  If the public utility rate schedule for the supply of electric current to the Building shall be increased or decreased subsequent to the date of the survey referred to above, or if there shall be an increase or decrease in the fuel adjustment or taxes, or if additional taxes, surcharges, or charges of any kind shall be imposed upon the sale or furnishing of such electric current, the Additional Rent for Electricity shall be increased or decreased by applying the changed rate, fuel adjustment and taxes to the kilowatt hours and kilowatt demand shown on the electric survey then in effect.

(iii)                               If there shall be a change subsequent to the initial survey, or any future survey, in the Premises, or in the number of hours during which the Premises is used, or if Tenant’s failure to maintain its installations in good order and repair causes greater consumption of electric current, or if Tenant uses electricity for purposes other than the use permitted hereunder, or if Tenant adds any fixtures, machinery or equipment which significantly increases its electricity usage, the Additional Rent for Electricity, theretofore adjusted, shall be increased by applying to the additional kilowatt hours and kilowatt demand furnished by Landlord the Service Classification Rate under which the public utility bills Landlord commensurate with the rate for the usage as shown by the survey, plus five (5%) percent of such amount for Landlord’s administrative costs. If Tenant’s electricity usage shall decrease due to the use of its electric fixtures or equipment for lesser periods of time, or due to less or more efficient fixtures or equipment, the Additional Rent for Electricity, theretofore adjusted, shall be decreased by applying the Service Classification Rate aforesaid to the lesser kilowatt hours and kilowatt demand.

(iv)                Landlord and Tenant shall each have the right from time to time during the Term to have an electric rate consultant or electrical engineer survey the electric current consumed by Tenant in the Premises. If such consultant determines that the value of the electric current furnished Tenant is more or less than the Additional Rent for Electricity, as most recently adjusted, such annual amount shall be further adjusted to equal the amount determined by said consultant. The cost of the survey shall be borne by the party ordering the same.

(v)                   Landlord shall deliver a copy of the initial survey, and a copy of any future survey made pursuant to this Section 3.06(c) to Tenant, and Tenant shall have ninety (90) days within which it may protest the findings contained therein. If Tenant fails to protest within the ninety (90) day period, the findings contained in the survey shall be final. If Tenant protests within the ninety (90) day period (by sending Landlord a notice in the manner herein provided for the giving of notices), Tenant shall have a second survey made by an electric engineer or electric rate consultant of its choice, and deliver a copy thereof to Landlord within ninety (90) days of the date of the protest. If Landlord’s and Tenant’s surveyors are unable to agree upon the amount of electric energy consumed by Tenant, or the amount of any increase or decrease, or an any other matter contained in the surveys, the determination of the same shall be submitted to expedited arbitration pursuant to Section 9.19 hereof. The determination of the electric rate consultant or engineer, or arbitrator if there is disagreement and the determination is submitted to expedited arbitration pursuant to Section 9.19 hereof, shall be binding on Landlord and Tenant. The parties hereto shall, within ten (10) days from the date of any such determination, execute, acknowledge and deliver to each other an agreement setting forth the adjusted Additional Rent for Electricity, but such increase or decrease shall be effective from the date of the increase or decrease (clause (ii)), or change (clause (iii)), or new survey (clause (iv)), whether or not such agreement is executed, and notwithstanding the date of execution thereof.

(d)             Landlord shall not in any way be liable or responsible to Tenant, except where due to Landlord’s gross negligence or willful misconduct, for any loss, damage or expense which Tenant may sustain or incur if, during the Term, by reason of the act or inaction of the public utility servicing the Project, either the quantity or character of electrical energy is changed or is no longer available or suitable for Tenant’s requirements. Landlord shall not be obligated to increase the existing electrical capacity of any portion of the Building’s systems, nor to provide any additional wiring or capacity to meet Tenant’s requirements, other than as set forth in Section 3.06(a). Tenant shall make no substantial alteration or addition to the electrical equipment in the Premises as of the date that Tenant occupies the Premises for the conduct of its business, nor increase the use of electricity in the Premises (except to a de minimis extent) without the prior written consent of Landlord in each instance, which consent Landlord agrees not to unreasonably withhold or delay. Subject to Tenant’s Electric Capacity right under Section 3.06(a) herein, Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders of the Building or the risers or wiring installations, and further agrees, subject to its Electric Capacity right under Section 3.06(a) herein, that Tenant may not use any electrical equipment which, in Landlord’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by any other tenants of the Building.

Section 3.07.               Manner of Payment. Tenant shall pay all Rent as the same shall become due and payable under this Lease (a) in the case of Fixed Rent and recurring Additional Charges, by wire transfer of immediately available federal funds as directed by Landlord, and (b) in the case of all other sums, either by wire transfer as aforesaid or by check (subject to collection), in each case at the times provided herein without setoff or counterclaim. If Tenant pays Fixed Rent by wire transfer, then Tenant shall not be in default of Tenant’s obligation to pay any such Fixed Rent if and for so long as Tenant shall timely comply with Landlord’s wire instructions in connection with such payments. If Tenant shall have timely complied with Landlord’s instructions pertaining to a wire transfer, but the funds shall thereafter have been misdirected or not accounted for properly by the recipient bank designated by Landlord, then the same shall not relieve Tenant’s obligation to make the payment so wired, but shall toll the due date for such payment until the wired funds shall have been located. All Rent shall be paid in lawful money of the United States to Landlord at its office or such other place as Landlord may from time to time designate. If Tenant fails timely to pay any Rent, Tenant shall pay interest thereon from the date when such Rent became due to the date of Landlord’s receipt thereof at the lesser of (i) the base rate from time to time announced by Citibank, N.A. (or if Citibank, N.A. shall not exist, such other major bank in New York, New York as shall be designated by Landlord in a notice to Tenant) to be in effect at its principal office in New York, New York (the “Base Rate”) plus 3% per annum and (ii) the maximum rate permitted by law. Any Additional Charges for which no due date is specified in this Lease shall be due and payable on the thirtieth (30th) day after the date of Landlord’s invoice therefor. All bills, invoices and statements rendered to Tenant with respect to this Lease shall be binding and conclusive on Tenant subject to Section 7.13 hereof. Notwithstanding anything to the contrary contained in this Lease, Fixed Rent shall be due and payable on the first day of the month and failure to pay such Rent on or prior to the first day of any month shall be considered a default under this Lease and interest shall accrue as provided in this Section 3.07 from and after the first day the Rent becomes due and payable.

Section 3.08.                         Operating Expenses. (a) The term “Operating Expenses” shall mean all expenses of each and every type and nature, foreseen and unforeseen, ordinary and extraordinary, paid or incurred (without duplication of an included item) by Landlord in respect of the operation, repair, safety, management, security and maintenance (including deferred maintenance) of the Premises which are necessary or appropriate for the operation of the Building as a First-Class Office Building, but specifically excluding (or deducting as appropriate) expenses incurred in connection with or arising from:

(i)                         Taxes;

(ii)                      Fees paid or payable for managing and/or operating the Building in excess of the amount customarily charged by highly reputable managing and/or operating firms providing such services in First-Class Office Buildings;

(iii)                   Any capital expenditure made by Landlord unless such capital expenditure results in a savings of, or reduction in, Operating Expenses (“Cost Savings”); provided, however, that (i) the costs of such capital expenditure shall only be included in Operating Expenses in any Operating Year to the extent of the annual amortization thereon calculated on a straight-line basis over the useful life of such capital improvement (as reasonably determined in accordance with generally accepted accounting principles), together with interest thereon at the Interest Rate and (ii) in no event shall there be included in Operating Expenses for any Operating Year an amount greater than the amount by which Operating Expenses are reduced in such Operating Year due to such capital expenditure;

(iv)                  Any other capital improvement or replacement not described in clause (iii) above made by Landlord unless such capital improvement is required by a Law enacted after the Commencement Date (other than a Law which affects only leaseable space other than the Premises); provided, however, that the costs of such capital improvement shall only be included in Operating Expenses in any Operating Year to the extent of the annual amortization thereon calculated on a straight-line basis over the useful life of such capital improvement (as reasonably determined in accordance with generally accepted accounting principles), together with interest thereon at the Interest Rate;

(v)                   Any repairs (whether or not pursuant to Laws) made solely for the benefit of leaseable space other than the Premises;

(vi)                Any machinery, equipment or tools used (A) solely within, or solely for the benefit of leaseable areas other than the Premises or (B) in connection with any alteration or other capital improvement or replacement which is excluded from Operating Expenses;

(vii)             Premiums for any insurance carried by Landlord other than insurance covering the Project, including the insurance specified in the Overlease;

(viii)          Professional and consulting fees, including legal and accounting fees, not directly related to the operation of the Premises;

(ix)                Computer time, telephone, bookkeeping and other expenses not directly related to the operation of the Premises;

(x)                   Security within any leaseable space;

(xi)                Leasing or procuring subtenants for the Building, including leasing commissions and advertising expenses, and all legal, accounting and consulting fees, disbursements and expenses incurred in disputes with subtenants or enforcement of subleases or entering into subleases or preparing space for any subtenant;

(xii)             Any items which are reimbursable to Landlord by insurance, warranties or otherwise other than pursuant to operating expense clauses similar to those in this Article 3;

(xiii)          Charges for which Landlord is entitled to reimbursement from any subtenant, including services rendered or performed directly for the account of subtenants at such subtenants’ cost or for which a separate charge is made (other than pursuant to operating expense clauses similar to those in this Article 3);

(xiv)         Depreciation (provided, however, that such exclusion of depreciation shall not affect the inclusion in Operating Expenses of the amortized items required to be amortized pursuant to the provisions of clauses (iii) and (iv) of this Section 3.08(a));

(xv)            Any debt incurred by Landlord, including installments of principal and interest and any other sum due and payable under any mortgage (provided, however, that the foregoing shall not exclude the costs of performing any obligations under such mortgage if such costs are not otherwise excluded under this Section 3.08), and any expenses incurred in connection therewith;

(xvi)         Rent and other charges due and payable under the Overlease (provided, however, that the foregoing shall not exclude the costs of performing any obligations under the Overlease if such costs are not otherwise excluded under this Section 3.08);

(xvii)      The cost of installing, operating and maintaining any specialty service or facility, such as an auditorium, an observatory, broadcasting facilities, athletic or recreational club;

(xviii)                  The portion of any costs paid to a party related to Landlord and included in Operating Expenses which is in excess of the amount which would have been paid in the absence of such relationship;

(xix)                        The costs of acquiring, maintaining, displaying and insuring all sculptures, paintings and other works of art in the Building (other than the costs of maintaining and insuring the Works of Art);

(xx)                           Lease payments for rented equipment, the cost of which equipment if purchased would not be includable in Operating Expenses;

(xxi)                        Income, franchise, capital stock, transfer, inheritance, estate or gift taxes of Landlord;

(xxii)                     Investigation, removal, enclosure or encapsulation expenses relating to asbestos or other Hazardous Materials;

(xxiii)                  All employee wages, salaries and other labor costs for personnel above the grade of building manager and the portion of employee wages, salaries and other labor costs attributable to time not spent in connection with the Building or for items excludable from Operating Expenses (it being agreed that items such as vacation time, sick days and such other time off included in other labor costs shall not be deemed to be “time not spent in connection with the Building” but shall be apportioned in the same manner as wages and salaries);

(xxiv)                 The gross negligence, willful misconduct or other tortious conduct of Landlord or any of Landlord’s subtenants (other than Tenant and any person (other than Landlord) rightfully claiming by, through or under Tenant in its capacity as subtenant under this Lease);

(xxv)                    Fines or penalties, interest or late fees imposed upon Landlord;

(xxvi)                 Advertising and other promotional expenditures or any signage installed by Landlord in or on the Building;

(xxvii)              The contest of any Law if such Law applies solely to leaseable space other than the Premises;

(xxviii)           Any special events (e.g., receptions, concerts);

(xxix)                 Any violation by Landlord or any of Landlord’s subtenants (other than Tenant and any person (other than Landlord) rightfully claiming by, through or under Tenant in its capacity as subtenant under this Lease) of any other sublease of space in the Building (provided, however, that the foregoing shall not exclude the costs incurred by Landlord in performing any of Landlord’s obligations (such as repairs) under such sublease if such costs are not otherwise excluded under this Section 3.08);

(xxx)                    Landlord’s general corporate overhead and general and administrative expenses;

(xxxi)                All charitable or political contributions (other than any reasonable fees, dues and other contributions paid by or on behalf of Landlord to real estate organizations such as the Real Estate Board of New York and BOMA (and their successors) to the extent generally that landlords of First-Class Office Buildings are members thereof or make contributions thereto);

(xxxii)             The incremental additional cost of providing services to another occupant of the Building in excess of the services which Landlord is obligated to provide to Tenant under this Lease at Landlord’s expense; and

(xxxiii)          Any takeover lease obligations or lease or sublease obligations assumed by Landlord.

(xxxiv)         The costs associated with any material increase in the level of a service provided at the Building or the addition of any new service, except to the extent that such increase in service or additional service is generally consistent with the practice of other owners of buildings of similar quality in New York City.

(b)               The term “Operating Year” shall mean the Base Operating Year and each succeeding calendar year thereafter.

(c)                The term “Operating Statement” shall mean a written statement prepared by Landlord or its agent, setting forth Landlord’s computation of the sum payable by Tenant under this Section 3.08 for a specified Operating Year.

(d)               The term “Tenant’s Operating Share” shall mean 2.88%, as the same may be increased or decreased in accordance with the terms of this Lease. The parties hereto agree that the rentable square foot area of the Premises shall be deemed to be, as of the date hereof, 32,727 rentable square feet and the rentable square foot area of the Building (less the retail component) shall be deemed to be 1,174,188 rentable square feet. Tenant’s Operating Share has been determined and/or redetermined by dividing the rentable square foot area of the Premises by the rentable square foot area of the Building (less the retail component).

(e)                In determining the amount of Operating Expenses for any Operating Year (including the Base Operating Year), if less than all of the Building leasable area shall have been occupied by Landlord and/or subtenant(s) (including Tenant) at any time during any such Operating Year, Operating Expenses shall be determined for such Operating Year to be an amount equal to the like expenses which would normally be expected to be incurred had all such areas (to the extent of ninety-five percent (95%) of the leasable area of the Building, excluding all Mechanical Space and areas used to provide services to which Tenant is not granted access) been occupied throughout such Operating Year.

(f)                 For each Operating Year, Tenant shall pay to Landlord as Additional Charges, an amount (herein called the “Operating Payment”) equal to Tenant’s Operating Share of the Operating Expenses for such Operating Year to the extent such Operating Expenses are in excess of the Operating Expenses for the calendar year 2014 (the “Base Operating Year”). If Tenant’s Operating Share for an applicable Operating Year is redetermined in a particular Operating Year, Tenant’s Operating Payment for that Operating Year shall be adjusted accordingly to reflect the applicable redetermination of Tenant’s Operating Share.

(g)                Landlord shall furnish to Tenant, prior to the commencement of each Operating Year after the Base Operating Year, a written statement setting forth in reasonable detail Landlord’s reasonable estimate of the Operating Payment for such Operating Year, based upon the method set forth in the preceding Sections for computing the Operating Payment. Tenant shall pay to Landlord on the first day of each month during such Operating Year an amount equal to one-twelfth (1/12th) of Landlord’s reasonable estimate of the Operating Payment for such Operating Year (or the amount necessary to pay the estimate in full in equal monthly installments prior to the expiration of the then Operating Year). If, however, Landlord shall furnish any such estimate for an Operating Year subsequent to the thirtieth (30th) day prior to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 3.08 in respect of the last month of the preceding Operating Year; (b) promptly after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Operating Payment previously made for the Operating Year were greater or less than the installments of the Operating Payment to be made for such Operating Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, and (ii) if there shall have been an overpayment, Landlord shall, within thirty (30) days of providing Tenant with such estimate, at Tenant’s election either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against the Rent payable hereunder; and (c) on the first day of the month commencing at least thirty (30) days subsequent to the date on which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Operating Payment shown on such estimate. Landlord may, not more than twice during each Operating Year, furnish to Tenant a revised statement of Landlord’s estimate of the Operating Payment for such Operating Year, based upon the method set forth in the preceding Sections for computing the Operating Payment; and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

(h)              Within one hundred twenty (120) days after the end of each Operating Year occurring after the Base Operating Year, Landlord shall furnish to Tenant an Operating Statement for such Operating Year, based on the method set forth in the preceding Sections for computing the Operating Payment and certified by a reputable independent certified public accountant selected by Landlord setting forth in reasonable detail the actual Operating Expenses incurred by Landlord during such Operating Year. If the Operating Statement shall show that the sums paid by Tenant exceeded the Operating Payment to be paid by Tenant for such Operating Year, Landlord shall promptly at Tenant’s election either refund to Tenant the amount of such excess or permit Tenant to credit the amount of such excess against subsequent payments of Rent payable under this Lease; and if the Operating Statement for such Operating Year shall show that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operating Year, Tenant shall pay the amount of such deficiency within thirty (30) days after demand therefor. If the Operating Statements shall show that the estimated sums theretofore estimated by Landlord and paid by Tenant for such Operating Year exceeded the Operating Payment for such Operating Year by more than ten (10%) percent, Landlord shall pay to Tenant interest on the excess over ten (10%) percent at the Interest Rate from the end of the applicable Operating Year to which the overpayment relates to the date such overpayment is refunded or credited.

(i)                  Each Operating Statement given by Landlord shall be conclusive and binding upon Tenant (i) unless within three (3) months after the receipt of the Operating Statement for the succeeding Operating Year, Tenant shall notify Landlord that it disputes the correctness of the Operating Statement specifying the particular respects in which the Operating Statement is claimed to be incorrect, and (ii) if such disputes shall not have been settled by agreement within three (3) months after such notice of dispute, either party may submit the dispute to expedited arbitration pursuant to Section 9.19 hereof. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall within thirty (30) days after the receipt of such Operating Statement pay the Operating Payment in accordance with Landlord’s statement, without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay to Tenant the amount of Tenant’s overpayment resulting from compliance with Landlord’s Operating Statement and interest, if applicable, in accordance with Section 3.08(h) hereof.

(j)                 If an Operating Year ends after the expiration or termination of this Lease, the Operating Payment in respect thereof shall be appropriately prorated.

(k)              The failure of Landlord to render an Operating Statement for any Operating Year shall not prejudice Landlord’s right, or relieve Landlord of the obligation, to thereafter render such Operating Statement or relieve or release Tenant from any obligation to pay Tenant’s Operating Share of Operating Expenses for any Operating Year, but, if Landlord shall fail to render an Operating Statement for any year by June 30 of the succeeding calendar year, Tenant may cease to pay, until such Operating Statement is rendered, estimated installments of Tenant’s Operating Payment. Further, Landlord shall be precluded from adjusting any Operating Statement to increase the costs included within Tenant’s Operating Share of Operating Expenses subsequent to the date (the “Cut-Off Date”) that is thirty-six (36) months subsequent to the expiration of the Operating Year to which the applicable Operating Statement relates, but nothing shall preclude or prevent Landlord from furnishing Tenant with corrections or adjustments to any Operating Statement for any applicable Operating Year prior to the applicable Cut-Off Date.

(l)                  Tenant, upon reasonable notice, may (but only with its authorized employees or with a firm of reputable independent certified public accountants selected by Tenant) elect to examine such of Landlord’s books and records with respect to the applicable Operating Statement (collectively, “Records”) as are directly relevant to any disputed amount included in the Operating Statement in question. In making such examination, Tenant shall, and shall cause its officers, employees and accountants to, keep confidential any and all information contained in the Records.

(m)          Subject to the foregoing clause (j) of this Section, the provisions of this Article 3 shall survive the expiration or earlier termination of this Lease as to all Additional Charges due Landlord or credit owed Tenant accruing on or before the date of such expiration or termination, including all disputed items as well as the Additional Charges due for the last Operating Year, or portion thereof, falling within the Term. Within one hundred fifty (150) days following such expiration or earlier termination, Landlord shall render to Tenant a preliminary uncertified Operating Statement, and Landlord and Tenant shall, subject to year-end adjustments, preliminarily adjust the amount due Landlord or Tenant, as the case may be, for such last year or portion thereof, subject to year-end adjustments, and the party owing any portion of the same to the other shall promptly pay the same. Landlord shall issue a final Operating Statement for such last year or portion thereof on or before April 30 of the succeeding calendar year, and all amounts due Landlord or Tenant based thereon shall be adjusted between the parties.

ARTICLE 4

Landlord Services

Section 4.01.                         Landlord Services. (a) From and after the date that Tenant first occupies any portion of the Premises for the conduct of Tenant’s business, Landlord shall continue to operate the Building in the same manner as it is being operated as of the date hereof and Landlord shall furnish Tenant with the following services (collectively, “Landlord Services”):

(i)                                     Landlord shall furnish air conditioning, ventilation and heat (“HVAC”) (x) to the common areas of the Building, including the Building lobby to the extent such areas would customarily be provided with such services and (y) to the Premises, during the hours between 8:00 A.M. and 6:00 P.M. on Business Days, subject to all Laws and in accordance with the Specifications for HVAC, which are attached hereto as Exhibit E. Landlord, throughout the Term, shall have free access at any time in the event of any emergency and at all other times upon reasonable prior notice to any and all mechanical installations of Landlord, including air-cooling, fan, ventilating and machine rooms, electrical closets and IDF riser closets; Tenant shall not construct partitions or other obstructions which may unreasonably interfere with Landlord’s free access thereto, or unreasonably interfere with the moving of Landlord’s equipment to and from the enclosures containing said installations. Neither Tenant, nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust or touch or otherwise in any manner affect said mechanical installations.

(ii)                                  Tenant acknowledges that, during hours other than Business Hours (“Overtime Periods”), the Premises will likely require overtime or alternative HVAC for comfortable occupancy. Tenant further acknowledges that the normal operation of the HVAC System is not designed to provide sufficient cooling of portions of the Premises which shall have an electrical load in excess of four (4) watts per usable square foot of area for all purposes (including lighting and power) or which shall have a human occupancy factor in excess of one person per 150 square feet of usable area. Tenant shall be responsible for the proper distribution of HVAC throughout each floor of the Premises based upon its design criteria, occupancy, equipment and lighting and other factors which affect the effective cooling or heating of each floor.

(iii)                               The Fixed Rent does not reflect or include any charge to Tenant for the furnishing of any HVAC to the Premises during Overtime Periods. Accordingly, if Landlord furnishes HVAC to the Premises at the request of Tenant during Overtime Periods, then Tenant shall pay Landlord as Additional Charges for such services at the Building Rate. As used herein, the term “Building Rate” shall mean Landlord’s cost of providing HVAC services, as reasonably determined by Landlord (without additional charge), computed on the basis of (a) the cost of labor and (b) charges for electricity and other utilities. Landlord shall not be required to furnish any such services during any Overtime Periods unless Landlord has received advance written notice delivered to Landlord’s designated building manager from Tenant requesting such services prior to 3:00 P.M. of the day upon which such services are requested or by 3:00 P.M. of the last preceding Business Day if such Overtime Periods are to occur on a day other than a Business Day. If Tenant fails to give Landlord such advance notice, then failure by Landlord to furnish or distribute any such services during such Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business or otherwise. If more than one tenant utilizing the same system as Tenant requests the same Overtime Periods for the same services as Tenant, the charge to Tenant shall be adjusted pro rata.

(iv)                              Tenant shall be entitled to up to twenty-eight (28) tons of condenser water in the Building and Landlord agrees to reserve such amount for the operation of Tenant’s supplemental air conditioning units servicing the Premises on a 24-hour/365-day basis. Tenant shall advise Landlord by no later than the date which is 180 days after the Rent Commencement Date of the amount of condenser water Tenant shall thereafter need for its supplemental condenser water requirements. Tenant shall pay Landlord’s actual cost from time to time for the amount of condenser water reserved, whether or not actually used by Tenant, which cost is currently $344.95 per ton per year, subject to increase by Landlord during the Term to the extent of any increases to Landlord’s actual cost therefor. Landlord agrees to reasonably substantiate such costs to Tenant with bills, invoices and other pertinent documentation.

(v)                                 Landlord shall provide non-exclusive passenger elevator service to each floor of the Premises twenty-four (24) hours per day, seven (7) days per week, it being agreed that Landlord may reasonably reduce the number of elevator cars in operation at times other than Business Hours.

(vi)                              Landlord will, through vertical plumbing risers in the Building, supply Tenant with (i) an adequate quantity of warm and cool water for (a) lavatory, cleaning and drinking purposes, and (b) pantry purposes, provided that there is no more than (4) pantries per floor of the Premises consuming not more than three (3) gallons per minute per pantry, and such pantry consists of no more than a sink, a unit for brewing and dispensing coffee, a microwave, a vending machine and a refrigerator, and that the same are used by Tenant for standard pantry purposes for normal office use in keeping with a First-Class Office Building and (ii) a quantity of water for Tenant’s sprinklers in the Premises which complies with Laws.

(vii)                           Landlord shall provide electrical capacity as described in Section 3.06 hereof; such electrical capacity shall be available at the electrical closet on each floor of the Building on which the Premises is located (it being understood that Tenant shall be responsible for distributing such electrical capacity from the electrical closet to the Premises). In no event shall Tenant’s consumption of electricity exceed the capacity of existing feeders to the Building or the risers or wiring serving the Premises (which shall not be less than as described in Section 3.06 hereof).

(viii)                        From and after the date that Tenant first occupies any portion of the Premises for the conduct of Tenant’s business, cleaning services shall be provided in accordance with the standards set forth on Exhibit G attached hereto. Landlord shall not be required to perform any (A) extra cleaning work in the Premises required because of (w) carelessness, indifference, misuse or neglect on the part of Tenant, its subtenants or their respective employees or visitors, (x) interior glass partitions or an unusual quantity of interior glass surfaces, (y) materials or finishes installed in the Premises requiring cleaning in excess of that ordinarily required in tenant office space in a First Class Office Building and/or (z) the use of the Premises other than during Business Hours on Business Days and/or (B) removal from the Premises and/or the Building of any refuse of Tenant (x) in excess of that ordinarily accumulated in business office occupancy, including kitchen refuse and/or (y) at times other than Landlord’s standard cleaning times, which times shall be consistent with the times during which offices are customarily cleaned. Notwithstanding the foregoing, Landlord shall not be required to clean any portions of the Premises used for preparation, serving or consumption of food or beverages, training rooms, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, and Tenant shall retain Landlord’s cleaning staff or Landlord’s cleaning contractor, as applicable, to perform such cleaning at Tenant’s expense. Landlord agrees that the rate charged to Tenant for any additional cleaning services shall be at Landlord’s standard cleaning rates, subject to increase by Landlord during the Term. Landlord’s cleaning staff or Landlord’s cleaning contractor, as applicable, shall have access to the Premises after 5:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises.

(ix)                              Freight elevator service and the use of the loading dock shall be provided to the Premises on an equitable basis from 8:00 a.m. to 5:00 p.m. Monday through Friday, free of charge, and on a reserved basis at all other times upon the payment of Landlord’s actual cost for the use of the freight elevator and loading dock, including the cost of an operator for the elevator, subject to increase by Landlord during the Term. Tenant shall be provided with twenty-three (23) hours of free overtime freight elevator service in connection with Tenant’s Initial Improvements and move-in.

(x)                                 Landlord shall not discriminate against Tenant with respect to the use of the Building escalators or other common areas.

(b)         Landlord may stop or interrupt any Landlord Services, electricity, or other service and may stop or interrupt the use of any Building facilities and systems at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other cause beyond the reasonable control of Landlord (“Force Majeure”). Landlord shall have no liability to Tenant by reason of any stoppage or interruption of any Landlord Service, electricity or other service or the use of any Building facilities and systems for any reason. Landlord shall use reasonable diligence (which shall not include incurring overtime charges unless (x) the stoppage or interruption is the result of Landlord’s gross negligence or willful misconduct or (y) Tenant requests the same in which event Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, and Tenant, if Tenant has requested such service shall pay to Landlord, as Additional Charges, within thirty (30) days after demand, an amount equal to the difference between the overtime or other premium pay rates and the regular pay rates for such labor together with any other overtime costs or expenses so incurred) to make such repairs as may be required to machinery or equipment within the Project to provide restoration of any Landlord Services and, where the cessation or interruption of such Landlord Services has occurred due to circumstances or conditions beyond the Project boundaries, to cause the same to be restored by diligent application or request to the provider. Notwithstanding anything herein to the contrary, in the event that any stoppage or interruption of services arises solely from Landlord’s gross negligence or willful misconduct and as a result thereof Tenant is not able to occupy all or any portion of its Premises for the conduct of its business therein for a period in excess of fifteen (15) days, Fixed Rent and Additional Charges for the portion of the Premises so affected shall be abated on a day-for-day basis for each day following such 15-day period until such time as Tenant is able to re-occupy the Premises (or portion thereof) for the conduct of its business.

(c)          Without limiting any of Landlord’s other rights and remedies, if Tenant shall be in default under this Lease beyond any applicable notice and grace period, Landlord shall not be obligated to furnish to the Premises any service outside of Business Hours on Business Days, and Landlord shall have no liability to Tenant by reason of any failure to provide, or discontinuance of, any such service during the continuance of any such default.

(d)         “Business Hours” means 8:00 a.m. to 6:00 p.m., Monday through Friday. “Business Days” means all days except Saturdays, Sundays and holidays, which shall include days which are either (i) observed by both the federal and the state governments as legal holidays or (ii) designated as a holiday by the applicable building service union employee service contract or operating engineers contract.

(e)          “Rules and Regulations” means the rules and regulations attached hereto as Exhibit C, as the same may be modified or amended from time to time in Landlord’s reasonable discretion, provided that Tenant shall have been given reasonable notice of such modifications or amendments. If there is any conflict between the provisions of the Rules and Regulations and the provisions of this Lease, the provisions of this Lease will control. Landlord shall not discriminate against Tenant in the promulgation and enforcement of the Rules and Regulations.

Section 4.02.           Telecommunications. Landlord shall provide Tenant with sufficient shaft space within the Building which is reasonably required to satisfy Tenant’s telecommunication needs, but only to the extent such needs are not based on telecommunications use in excess of that which is customary for commercial tenants of First-Class Office Buildings using their premises for general administrative office use. Said shaft space shall initially not exceed one 2-inch conduit from the telecom

“point of entry” room in the Building to the Premises. From time to time, but not more frequently than twice in any twelve (12)-month period, Landlord shall consider in good faith Tenant’s requests for additional shaft space from the telecom point of entry room in the Building for Tenant’s reasonable telecommunications requirements; provided, however, that, notwithstanding the foregoing, in no event shall Landlord be obligated to supply Tenant with any additional shaft space.

Section 4.03.           Security Services and Systems. Landlord will furnish security for the common areas of the Building, the procedures for which and type of security systems and personnel involved shall be determined by Landlord, it being understood and agreed that Landlord shall have no obligation to provide any security services or systems to the Premises or to any area or system that is exclusively used by, or is exclusively available to, Tenant other than existing tap-in points to the Building’s main vertical sprinkler riser and existing class “E” life-safety system on each floor of the Premises, at Tenant’s expense. Tenant, at Tenant’s expense, shall be allowed to interface its electronic security and life safety systems with the Building’s systems so that Tenant will be able to trigger the Building’s (a) security alarms through its security system (if the existing security system, as modified, is capable of handling the same), and (b) life safety system alarms through its life safety system (if the existing life safety system, as modified, is capable of handling the same) provided that Tenant’s systems (and the interfacing of the same with the Building’s systems) are compatible with, and do not materially adversely affect, the Building’s systems. Landlord shall provide to Tenant employee access cards for the employees of Tenant located at the Building, the number of which Tenant estimates to be 300, it being understood that no employee shall be permitted access to the Building without a valid and proper access card. The cost of up to the first 300 access cards issued prior to December 31, 2014 shall be borne by Landlord. Tenant shall reimburse Landlord for its actual cost of supplying any future access cards or any replacement cards. Subject to the alteration requirements set forth herein, Tenant shall have the right to install its own security system within the Premises, including security cameras and an access system. Tenant shall provide Landlord with the means of entering the Premises and any areas within the Premises with restricted access such that at all times throughout the Term, Landlord shall, at reasonable times and upon reasonable prior notice (except in the event of an emergency), be able to enter the Premises for the purposes permitted hereby.

ARTICLE 5

Leasehold Improvements; Tenant Covenants

Section 5.01.           Initial Improvements. (a) On the Commencement Date, Tenant shall accept the Premises in its “as is” condition. All improvements, alterations and betterments (an “Alteration”) shall be performed by Tenant at Tenant’s expense in accordance with the terms of this Article 5.

(b)         Tenant may improve the Premises for Tenant’s initial occupancy in accordance with detailed specifications and working drawings to be prepared by Tenant’s engineers and architects. The detailed specifications and working drawings are hereinafter referred to as “Tenant’s Plans”, and the work shown by the Tenant’s Plans is hereinafter referred to as “Tenant’s Initial Improvements”. Tenant’s Initial Improvements shall include, and Landlord shall have no liability to tenant for not performing, the work specified on Exhibit H.

(c)          Tenant shall proceed forthwith to cause Tenant’s Plans to be prepared by an architect licensed as such in the State of New York. Tenant’s Plans, including structural and mechanical drawings and specifications, shall be prepared at Tenant’s sole cost and expense. Tenant shall submit five (5) sets of Tenant’s Plans and two (2) CAD discs which shall contain such Tenant’s Plans in CAD format to

Landlord for Landlord’s approval. Landlord agrees to review Tenant’s Plans and to approve the same or make written exceptions thereto within fifteen (15) Business Days from the date of the submission of the plans. Landlord agrees not to unreasonably withhold or delay its approval of Tenant’s Plans, and failure by Landlord to provide the written exceptions within the fifteen (15) Business Day period aforesaid shall be deemed approval of Tenant’s Plans; provided, however, that five (5) Business Days prior to the expiration of such fifteen (15) Business Day period, Tenant shall send a second notice to Landlord with the phrase “FAILURE TO APPROVE OR DISAPPROVE TENANT’S PLANS WITHIN FIVE (5) BUSINESS DAYS AFTER THE DATE HEREOF SHALL RESULT IN THE DEEMED APPROVAL OF TENANT’S PLANS” in bold lettering at the top of such notice. If Landlord disapproves Tenant’s Plans, Tenant shall revise them and re-submit them to Landlord for approval. Any disapproval given by Landlord shall be accompanied by a statement in reasonable detail of the reasons for such disapproval, itemizing those portions of the plans so disapproved. Landlord shall advise Tenant within fifteen (15) Business Days following receipt of Tenant’s revised plans of Landlord’s approval or disapproval of the revised plans or portions thereof, and shall set forth its reasons for any such further disapproval in writing and in reasonable detail. If Landlord fails to approve or disapprove such revised plans within such fifteen (15) Business Day period, Landlord shall be deemed to have approved such revised plans or such portions thereof; provided, however, that five (5) Business Days prior to the expiration of such fifteen (15) Business Day period, Tenant shall send a second notice to Landlord with the phrase “FAILURE TO APPROVE OR DISAPPROVE TENANT’S PLANS, AS REVISED, WITHIN FIVE (5) BUSINESS DAYS AFTER THE DATE HEREOF SHALL RESULT IN THE DEEMED APPROVAL OF TENANT’S PLANS, AS REVISED” in bold lettering at the top of such notice. Any dispute regarding the reasonableness of Landlord’s withholding of its consent to Tenant’s Plans shall be submitted to expedited arbitration pursuant to Section 9.19 hereof. Upon approval by Landlord of Tenant’s Plans, Tenant shall submit the same to the New York City Department of Buildings for approval and for issuance of a building permit to perform the Improvements. Landlord agrees, at Tenant’s cost and expense, to reasonably cooperate with Tenant and Tenant’s independent licensed architect and engineer in providing information needed for the preparation of Tenant’s Plans, the application for a building permit and all other permits required for the Improvements, and to promptly execute all documents reasonably necessary to be signed by Landlord.

(d)         Tenant agrees to hire a reputable general contractor, construction manager or subcontractors and materialmen (hereinafter “Contractor(s)”) to be approved by Landlord such approval not to be unreasonably withheld or delayed (other than with respect to Contractors performing connections to any Building systems which Contractors shall be those designated by Landlord provided such Contractors shall perform such work at market prices). For purposes of Tenant’s Initial Improvements, Jaros, Baum & Bolles and Robert Derector Consulting Engineers are deemed approved by Landlord. Tenant shall cause its Contractor(s) to perform Tenant’s Initial Improvements in a good and workmanlike manner in accordance with (x) the approved Tenant’s Plans and any material amendments or additions thereto approved by Tenant and Landlord and all municipal authorities having jurisdiction; provided, however, that, with respect to any subsequent amendments, additions, change orders or modifications after Landlord’s approval of Tenant’s Plans, Landlord shall approve or disapprove of such changes within fifteen (15) Business Days of the receipt of such changes from Tenant and (y) all provisions of Laws and any and all permits and other requirements specified by any ordinance, law or public regulation. If Landlord fails to approve or disapprove such subsequent amendments, additions, change orders or modifications within such fifteen (15) Business Day period, Landlord shall be deemed to have approved such subsequent amendments, additions, change orders or modifications or such portions thereof; provided, however, that five (5) Business Days prior to the expiration of such fifteen (15) Business Day period, Tenant shall send a second notice to Landlord with the phrase “FAILURE TO APPROVE OR DISAPPROVE TENANT’S PLANS, AS REVISED, WITHIN FIVE (5) BUSINESS DAYS AFTER THE DATE HEREOF SHALL RESULT IN THE DEEMED APPROVAL OF TENANT’S PLANS, AS REVISED” in bold lettering at the top of such notice. Tenant shall cause the

Contractor(s) to obtain and maintain throughout the work, Workers’ Compensation Insurance and New York State Disability Insurance in the amounts required under any applicable Laws and comprehensive general liability insurance, including contractual liability coverage, in an amount of not less than $2 million combined single limit for bodily injury or death for any one occurrence, and for property damage, plus a $10 million umbrella policy; provided, however, that any subcontractor or materialman shall only be required to carry such liability insurance as is being carried by prudent subcontractors or materialmen within such trade at the time such subcontractor or materialman is being employed by Tenant or its Contractors. The liability coverage shall name Landlord and Overlandlord as additional insured parties, and Tenant shall deliver to Landlord proper certificates of insurance confirming the coverages described above prior to commencement of Tenant’s Initial Improvements. If Tenant acts as its own General Contractor or Construction Manager, Tenant shall obtain and maintain such insurance. All Contractor(s) shall be members of a union affiliated with the building trades in the City of New York that has jurisdiction over the Building and Tenant’s Initial Improvements. Tenant shall pay Landlord, within thirty (30) days after being billed therefor, the actual out of pocket fees and disbursements paid by Landlord to architects, engineers and other technical advisors, other than the regular staff of Landlord for reviewing Tenant’s Plans, provided such fees are commercially reasonable.

(e)          Landlord shall pay to Tenant pursuant to Section 5.01(f) hereof Construction Costs and Softs Costs (as hereinafter defined) in an amount (the “Construction Allowance”) which shall not exceed $1,638,850.00, provided, however, that payments in respect of Soft Costs shall not in the aggregate exceed fifteen percent (15%) of the Construction Allowance. Tenant shall pay from its own funds, and Landlord shall have no obligation with respect to, (y) any and all costs which are not Construction Costs or Softs Costs and/or (z) any and all Construction Costs in excess of the Construction Allowance or Soft Costs in excess of the limitation described in the foregoing sentence. As used in this Lease, the term “Construction Costs” means amounts actually incurred and paid by Tenant and Tenant’s contractors, subcontractors and vendors in connection with Tenant’s Initial Improvements solely for the documented, bona fide cost of (i) construction supplies and materials which are physically installed in and made a part of the Premises, including the documented, bona fide costs of carpeting, wall coverings, partitions, any electric meter or submeter, and permit fees, and (ii) labor actually performed within the Premises. The term “Soft Costs” means amounts actually incurred and paid by Tenant in connection with Tenant’s Initial Improvements solely for the documented, bona fide cost of accounting, legal, architectural, engineering and other professional or consulting services.

(f)           Upon written request from Tenant (a “Tenant Request”) made no more frequently than monthly and provided that no default under this Lease beyond any applicable notice and grace period shall have occurred and be continuing under this Lease on the date of such Tenant Request, Landlord shall pay to Tenant an amount (the “Draw Amount”) equal to the lesser of (i) the amount requested in such Tenant Request as has been incurred by Tenant in respect of Construction Costs and Softs Costs, subject to the limitations on reimbursement set forth in Section 5.01(e) above, and (ii) the Construction Allowance less the aggregate amount paid by Landlord to Tenant pursuant to all prior Tenant Requests, any such Draw Amount to be paid upon Landlord’s receipt of the following written documentation reasonably satisfactory to Landlord:

(i)                                     a written Tenant Request identifying the Draw Amount requested;

(ii)                                  copies of paid invoices and bills incurred by Tenant in connection with Tenant’s Initial Improvements totaling the Draw Amount payable pursuant to the applicable Tenant Request;

(iii)                    a copy of each AIA Form G702 delivered to Tenant by Tenant’s independent licensed architect in connection with the applicable Tenant Request, each completed in full and signed by Tenant’s contractor and architect (in each case with a complete copy of the related AIA Form G703 attached, if any);

(iv)                              notarized lien waivers in proper form for recording and otherwise in form and substance reasonably satisfactory to Landlord, signed by an officer of the general contractor, certifying that such contractor waives all liens and rights of lien against all work, services and materials the cost of which was included in the Draw Amount paid by Landlord pursuant to the prior Tenant Request; and

(v)                                 with respect to the Tenant Request that requests payment of the last dollar of the Construction Allowance, a notarized certificate signed by Tenant’s independent licensed architect and a duly authorized officer of Tenant having responsibility for real estate matters certifying that Tenant’s Initial Improvements are substantially complete and all invoices therefor have been paid in full.

Section 5.02.           Alterations Generally. (a) Tenant shall make no Material Alterations without Landlord’s and, to the extent required pursuant to the terms of the Overlease, Overlandlord’s prior written approval. Landlord shall have the right, from time to time, to promulgate reasonable Construction Rules and Regulations governing the construction of improvements at the Building. Tenant shall comply with such Construction Rules and Regulations; provided, however, that in the event of any conflict between the terms of such Construction Rules and Regulations and the terms of this Lease, the terms of this Lease shall govern. “Material Alteration” means an Alteration that (i) is not limited to the interior of the Premises or which affects the exterior (including the appearance) of the Building, (ii) is structural or which in Landlord’s sole judgment adversely affects the structural integrity or the strength of the Building either during construction or upon completion, (iii) affects the usage or the proper functioning of any of the base building systems provided by Landlord, (iv) requires the consent of any Superior Mortgagee or Superior Lessor, (v) requires any governmental permits, or (vi) costs in excess of $125,000 in any twelve (12) month period. In no event shall Tenant have any right to install interior stairwells or a kitchen or other food preparation facility (other than pantries). Alterations shall not include (and Landlord’s approval shall not be required for) decorations, painting, wall papering, carpeting or the installation or removal of Tenant’s Property or any other movable equipment, furniture, furnishings and other personal property that is not affixed to the Premises. Tenant shall be permitted to make improvements, changes or alterations (“Minor Alterations”) in or to the Premises which are not Material Alterations provided that prior to commencing performance of such Minor Alterations Tenant shall submit to Landlord Alteration Plans therefor for Landlord’s review. If Landlord notifies Tenant that Landlord objects to such Alteration Plans within five (5) Business Days of receipt of such plans, Tenant shall discontinue the performance of such Minor Alterations until such plans are revised to satisfy Landlord’s reasonable objections. Upon completion of any Minor Alterations, Tenant shall submit to Landlord a set of completed as-built drawings reflecting such Minor Alterations. Tenant, in connection with any Alteration, shall comply with the Rules and Regulations applicable thereto. Tenant shall not proceed with any Alteration unless and until Landlord approves Tenant’s plans and specifications (“Alteration Plans”) therefor in writing.

(b)         Landlord shall have fifteen (15) Business Days from the submission of Tenant’s Alteration Plans to approve or disapprove of such plans. If Landlord fails to approve or disapprove Tenant’s Alteration Plans during such period, the same shall be deemed approved; provided, however, that five (5) Business Days prior to the expiration of such fifteen (15) Business Day period, Tenant shall send a second notice to Landlord with the phrase “FAILURE TO APPROVE OR DISAPPROVE TENANT’S ALTERATION PLANS WITHIN FIVE (5) BUSINESS DAYS AFTER THE DATE HEREOF SHALL RESULT IN THE DEEMED APPROVAL OF TENANT’S ALTERATION PLANS” in bold lettering at the top of such notice. If Landlord disapproves of Tenant’s Alteration Plans, such disapproval shall be accompanied by a statement in reasonable detail of the reasons for such disapproval, itemizing those portions of the plans so disapproved. Landlord shall advise Tenant within fifteen (15) Business Days following the receipt of Tenant’s revised plans of Landlord’s approval or disapproval of the revised Alteration Plans or portions thereof and shall set forth its reasons for any such further disapproval in writing. If Landlord fails to approve or disapprove such revised Alteration Plans within fifteen (15) Business Days following the receipt thereof, Landlord shall be deemed to have approved such revised Alteration Plans; provided, however, that five (5) Business Days prior to the expiration of such fifteen (15) Business Day period, Tenant shall send a second notice to Landlord with the phrase “FAILURE TO APPROVE OR DISAPPROVE TENANT’S ALTERATION PLANS, AS REVISED, WITHIN FIVE (5) BUSINESS DAYS AFTER THE DATE HEREOF SHALL RESULT IN THE DEEMED APPROVAL OF TENANT’S ALTERATION PLANS, AS REVISED” in bold lettering at the top of such notice. Any dispute regarding the reasonableness of Landlord’s withholding of its approval to Tenant’s Alteration Plans may be submitted to expedited arbitration by either party pursuant to Section 9.19 of this Lease. Any review or approval by Landlord of Tenant’s Alteration Plans is solely for Landlord’s benefit, and without any representation or warranty to Tenant with respect to the adequacy, correctness or efficiency thereof, its compliance with Laws or otherwise. Any dispute regarding the reasonableness of Landlord’s withholding of its consent to Tenant’s Plans shall be submitted to expedited arbitration pursuant to Section 9.19 hereof. Upon approval by Landlord of Tenant’s Plans, Tenant shall submit the same to the New York City Department of Buildings for approval and for issuance of a building permit to perform the Improvements. Landlord agrees, at Tenant’s cost and expense, to reasonably cooperate with Tenant and Tenant’s independent licensed architect and engineer in providing information needed for the preparation of Tenant’s Alteration Plans, the application for a building permit and all other permits required for the Improvements, and to promptly execute all documents reasonably necessary to be signed by Landlord.

(c)          Tenant shall pay to Landlord within thirty (30) days of receipt of Landlord’s invoice therefor Landlord’s reasonable out-of-pocket costs and expenses paid to architects, engineers and other technical advisors by Landlord or any Superior Lessor or Superior Mortgagee for reviewing Tenant’s Alteration Plans and inspecting Alterations. For the avoidance of doubt, Landlord shall not charge Tenant any supervisory fees in connection with Tenant’s Alterations.

(d)         Upon the completion of any Alteration in accordance with the terms of Section 5.01 or Section 5.02 Tenant shall submit to Landlord (x) proof evidencing the payment in full for said Alteration, (y) written unconditional lien waivers of mechanics’ liens and other liens on the Project from all contractors performing said Alteration and (z) all submissions required pursuant to Laws.

(e)          Tenant shall obtain (and furnish copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith, and in compliance with all Laws and with the Alteration Plans approved (or deemed approved) by Landlord. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the then standards for the Building reasonably established by Landlord. Alterations shall be performed by contractors first approved by Landlord (which approval shall not be unreasonably withheld or delayed); provided, however, that any Alterations which involve performing connections to any Building system shall be performed only by the contractor(s) designated by Landlord, which contractors shall perform such work at market prices. The performance of any Alteration shall not be done in a manner which would violate Landlord’s union contracts affecting the Project, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any interference with the business of Landlord or any tenant or occupant of the Building. Tenant shall immediately stop the performance of any Alteration if Landlord notifies Tenant that continuing such Alteration would violate Landlord’s union contracts affecting the Project, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

(f)           Throughout the performance of Alterations, Tenant shall carry, or shall cause its contractors to carry, worker’s compensation insurance in statutory limits, “all risk” Builders Risk coverage and general liability insurance, with completed operation endorsement, for any occurrence in or about the Project, under which Landlord and its agent and any Superior Lessor and Superior Mortgagee whose name and address have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations.

(g)          Should any mechanics’ or other liens be filed against any portion of the Project by reason of the acts or omissions of, or because of a claim against, Tenant or anyone claiming under or through Tenant, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within twenty (20) days after notice from Landlord. If Tenant shall fail to cancel or discharge said lien or liens within said twenty (20) day period, Landlord may cancel or discharge the same and, upon Landlord’s demand, Tenant shall reimburse Landlord for all costs incurred in canceling or discharging such liens, together with interest thereon at the Interest Rate from the date incurred by Landlord to the date of payment by Tenant, such reimbursement to be made within twenty (20) days after receipt by Tenant of a written statement from Landlord as to the amount of such costs. Tenant shall indemnify and hold Landlord harmless from and against all costs (including reasonable attorneys’ fees and disbursements and costs of suit), losses, liabilities or causes of action arising out of or relating to any Alteration, including any mechanics’ or other liens asserted in connection with such Alteration.

(h)         Tenant shall deliver to Landlord, within sixty (60) days after the completion of an Alteration, five (5) sets of “as-built” drawings thereof and two (2) CAD discs which shall contain such “as-built” drawings in CAD format, both of which shall have been prepared by Tenant’s independent licensed architect. During the Term, Tenant shall keep records of Material Alterations including plans and specifications, copies of contracts, invoices, evidence of payment and all other records customarily maintained in the real estate business relating to Alterations and the cost thereof and shall, within thirty (30) days after demand by Landlord, furnish to Landlord copies of such records.

(i)             All Alterations to and Fixtures installed by Tenant in the Premises shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgages, or other title retention agreements.

(j)            Notwithstanding anything to the contrary contained herein, all Alterations which as reasonably determined by Landlord could create a disturbance or nuisance outside of the Premises (such as core drilling) shall be subject to the following: (i) such Alterations shall not be performed during the hours of 7:00 A.M. to 6:00 P.M.; (ii) Tenant shall use commercially reasonable efforts to minimize any interference with the use, occupancy and business of other tenants and occupants in the Building; (iii) such Alterations shall be performed in strict accordance with the approved plans and specifications, which shall identify the location, diameter and depth of any core drilling; (iv) Tenant shall not perform such Alterations if the structural integrity of the slab and the Building as reasonably determined by Landlord could be adversely affected by such Alterations, including any core drilling, when complete; and (v) Tenant shall demonstrate that all proper and reasonable precautions will be taken in completing such Alterations, including any core drilling, consistent with the precautions customarily taken for similar work conducted at other first class-office, non-institutional office buildings located in Manhattan, as reasonably determined by Landlord.

Section 5.03.           Landlord’s and Tenant’s Property. (a) All fixtures, equipment, improvements and appurtenances attached to or built into the Premises, whether or not at the expense of Tenant (collectively, “Fixtures”), shall be and remain a part of the Premises and shall not be removed by Tenant, unless such Fixtures are replaced. All Fixtures constituting Improvements and Betterments shall be the property of Tenant during the Term and, upon expiration or earlier termination of this Lease, shall become the property of Landlord. All Fixtures other than Improvements and Betterments shall, upon installation, be the property of Landlord. “Improvements and Betterments” means (i) all Fixtures, if any, installed at the expense of Tenant, whether installed by Tenant or by Landlord (i.e., excluding any Fixtures paid for by Landlord directly or by way of an allowance) and (ii) all carpeting in the Premises.

(b)         All movable partitions, business and trade fixtures, machinery and equipment, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided, however, that if any Tenant’s Property is removed, Tenant shall repair any damage to the Premises or to the Building resulting from the installation and/or removal thereof.

(c)          At or before the Expiration Date or any earlier termination of this Lease, Tenant, at Tenant’s expense, notwithstanding Section 5.03(a), shall remove Tenant’s Property from the Premises (except such items thereof as Landlord shall have expressly permitted to remain, which shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant’s Property. Any items of Tenant’s Property which remain in the Premises after the Expiration Date or any earlier termination of this Lease, may, at the option of Landlord, be deemed to have been abandoned, and may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant’s expense.

(d)         At or before the Expiration Date or any earlier termination of this Lease, Tenant, at Tenant’s expense, notwithstanding Section 5.03(a), shall remove any Fixtures, Improvements and Betterments from the Premises (except such items thereof as Landlord shall have expressly permitted to remain, which shall become the property of Landlord), including kitchens, vaults, raised flooring, safes and interior stairwells (except Tenant shall not be required to remove any improvements that are solely decorative work or constitute a standard office installation), shall repair and restore the Premises to the condition existing prior to installation thereof and shall repair any damage to the Premises or to the Building due to such removal. At the request of Tenant, Landlord shall advise Tenant at the time it approves Tenant’s plans therefore whether Landlord will require Tenant to remove the same.

Section 5.04.           Access and Changes to Building. (a) Subject to the terms of clause (d) below, Landlord reserves the right, at any time, to make changes in or to the Project as Landlord may deem necessary or desirable, and Landlord shall have no liability to Tenant therefor, provided that after such change access to the Premises is reasonably equivalent to that which existed prior to such change, it being agreed that the “reasonably equivalent” standard shall not apply if such changes are made in order to comply with Laws, does not affect the nature of the Project or does not eliminate any of the specific benefits granted to Tenant under this Lease. Landlord may install and maintain pipes, fans, ducts, wires and conduits within or through the walls, floors or ceilings of the Premises; provided, however, that if there are no dropped ceilings in any of the floors of the Premises, such pipes, fans, ducts, wires and conduits shall be installed in a manner consistent with any other exposed elements. In exercising its rights under this Section 5.04, Landlord shall use reasonable efforts to (1) minimize any interference with Tenant’s use of the Premises for the ordinary conduct of Tenant’s business and (2) to not reduce the size of the Premises except to a de minimis extent. In the event that the floor space in any floor in the Premises is reduced by more than 150 square feet and the change which caused such reduction did not exclusively benefit Tenant, the Fixed Rent and Additional Charges for such floor shall be proportionately reduced. Tenant shall not have any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any subway or any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may, without notice to Tenant, be regulated or discontinued at any time by Landlord.

(b)         Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Premises, all of the Building, including exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises, are reserved to Landlord and are not part of the Premises. Landlord reserves the right to name the Building to change the name or address of the Building at any time and from time to time.

(c)          Landlord shall have no liability to Tenant if at any time any windows of the Premises are either temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building (or permanently darkened or obstructed if required by Law) or covered by any translucent material for the purpose of energy conservation, or if any part of the Building, other than the Premises, is temporarily or permanently closed or inoperable. If at any time the windows of the Premises are temporarily closed, darkened or bricked-up, Landlord shall perform such repairs, maintenance, alterations or improvements with reasonable diligence as are reasonably required to restore the same and, unless such condition has been imposed pursuant to Law, Landlord shall use reasonable efforts to minimize the period of time during which such windows are temporarily closed, darkened or bricked up.

(d)         Landlord and persons authorized by Landlord shall have the right, at reasonable times and upon reasonable advance notice to Tenant (except in an emergency), to enter the Premises (together with any necessary materials and/or equipment), to inspect or perform such work as Landlord may reasonably deem necessary or to allow Overlandlord to exhibit the Premises to prospective purchasers or others and, during the last twenty-four (24) months of the Term, to exhibit to prospective tenants, or for any other purpose as Landlord may reasonably deem necessary or desirable. Landlord shall use reasonable efforts not to interfere with Tenant’s use and occupancy of the Premises in connection with the exercise of Landlord’s rights under this Section 5.04(d). To the extent that Tenant has designated portions of the Premises as “secured areas,” except in cases of emergency, Landlord shall not enter into such areas unless accompanied by an employee of Tenant. Landlord shall have no liability to Tenant by reason of any such entry. Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term, except as otherwise set forth in this Lease. Any work performed or installations made pursuant to this Section shall be made with reasonable diligence, and Landlord shall use due diligence to repair any damage to the Premises or Tenant’s Property as a result of such work or installations.

Section 5.05.           Repairs. (a) Tenant shall keep the Premises (including all Fixtures) in good condition and, upon expiration or earlier termination of the Term, shall, subject to the terms and conditions of Section 5.03(d) herein, surrender the same to Landlord in the same condition as when first occupied, reasonable wear and tear excepted. Tenant’s obligation shall include the obligation to repair all damage caused by Tenant, its agents, employees, invitees and licensees to the equipment and other installations in the Premises or anywhere in the Building. Any maintenance, repair or replacement to the windows (including any solar film attached thereto), the Building systems, the Building’s structural components or any areas outside the Premises and which is Tenant’s obligation to perform shall be performed by Landlord at Tenant’s expense. Tenant shall not commit or allow to be committed any waste or damage to any portion of the Premises or the Building.

(b)         Landlord shall at all times operate and maintain the Building in accordance with the standards that are customarily followed in the operation and maintenance of First-Class Office Buildings (the “Standard”).

(c)          Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises in making any repairs, alterations, additions or improvements to the Building or in the cleaning and maintenance thereof; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, except that Landlord, at its expense shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to make any repair required to be made by it hereunder to remedy any condition that either (i) results in a denial of access to the Premises and/or (ii) except in the case of a fire or other casualty, precludes Tenant from conducting its business from more than thirty percent (30%) of the Premises. In all other cases, at Tenant’s request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, alterations, additions or improvements to the extent it is practicable to do so, and Tenant shall pay to Landlord, as additional rent, within twenty (20) days after demand, an amount equal to the difference between the overtime or other premium pay and straight time pay.

Section 5.06.           Compliance with Laws/Compliance Language. (a) Tenant shall comply with all laws, ordinances, rules, orders and regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) of any governmental, public or quasi-public authority and of the New York Board of Underwriters, the New York Fire Insurance Rating Organization and any other entity performing similar functions, at any time duly in force (collectively “Laws”), attributable to any work, installation, occupancy, particular use or particular manner of use (as opposed to mere “office” use) by Tenant of the Premises or any part thereof. Nothing contained in this Section 5.06 shall require Tenant to make any structural changes unless the same are necessitated by reason of Tenant’s particular manner of use of the Premises or the particular use by Tenant of the Premises for purposes other than normal and customary ordinary office purposes. A copy of the Certificate of Occupancy for the Building is attached hereto as Exhibit I. Tenant shall procure and maintain all licenses and permits required for its business. Nothing contained herein shall be deemed or be construed as a submission by Tenant to the application to itself of any such Laws.

(b)         Except to the extent the same is Tenant’s responsibility pursuant to Section 5.06(a) above or elsewhere in this Lease, Landlord shall comply with all Laws in effect as of the Commencement Date applicable to the common areas of the Building generally made available to tenants of the Building, but only if Tenant’s use of the Premises shall be materially and adversely affected by non-compliance therewith, subject to Landlord’s right to contest the applicability or legality of such Laws.

(c)          Tenant, at its sole cost and expense and after reasonable, written notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Laws affecting the Premises and with which it is obligated to comply pursuant to clause (a) above, provided that (a) Landlord shall not be subject to imprisonment or to prosecution for a crime, nor shall the Project or any part thereof be subject to being condemned or vacated, nor shall the Certificate of Occupancy for the Premises or the Building be suspended or threatened to be suspended by reason of non-compliance or by reason of such contest; (b) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Superior Mortgage or Superior Lease; (c) Tenant shall indemnify Landlord against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance, and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings. Landlord agrees that it shall reasonably cooperate with Tenant’s efforts to contest the validity or applicability to the Premises of any Laws; provided, however, that (i) the provisions of clauses (a) through (d) of this Section shall be complied with and (ii) Landlord shall not incur any expense or liability in connection therewith.

(d)         Tenant shall not use or dispose of any Hazardous Materials in the Premises. “Hazardous Materials,” as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, as defined by any Federal, state or local environmental law, ordinance, rule or regulation, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (“CERCLA”), the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing, except that the term “Hazardous Materials” shall not include any such materials in amounts typically found in office buildings of a similar age and character as the Buildings, including asbestos and asbestos containing materials. Landlord shall deliver to Tenant an ACP-5 certificate covering the Premises. Landlord represents and warrants to Tenant that, to its knowledge without inquiry or investigation, on the date hereof the Premises are not in violation of CERCLA.

(e)          If any Alterations made to the Premises after the Commencement Date by Tenant or Tenant’s representatives or Tenant’s use of the Premises necessitate Alterations to the Premises to make the Premises compliant with Title III of the Americans With Disabilities Act (42 U.S.C. § 12101 et seq.) (“ADA”), all costs and expenses associated with such ADA compliance shall be borne by Tenant. Landlord represents and warrants to Tenant that, to its knowledge without inquiry or investigation, on the date hereof the Premises are not in violation of ADA.

Section 5.07.           Tenant Advertising. Tenant shall not use, and shall cause each of its Affiliates not to use, the name or likeness of the Building or the Project in any advertising (by whatever medium) without Landlord’s consent, but shall be permitted to use the address of the Building for such purposes.

Section 5.08.           Right to Perform Tenant Covenants. If Tenant fails to perform any of its obligations under this Lease, Landlord, any Superior Lessor or any Superior Mortgagee (each, a “Curing Party”) may perform the same at the expense of Tenant (a) immediately and without notice in the case of emergency or in case such failure unreasonably interferes with the use of space by any other tenant in the Building or adversely affects the efficient operation of the Building or may result in a violation of any Law or in a cancellation of any insurance policy maintained by Landlord or any Superior Lessor and (b) in any other case if such failure continues beyond any applicable grace period. If a Curing Party performs any of Tenant’s obligations under this Lease, Tenant shall pay to Landlord (as Additional Charges) the costs thereof, together with interest at the Interest Rate from the date incurred by the Curing Party until paid by Tenant, within twenty (20) days after receipt by Tenant of a statement as to the amounts of such costs. If the Curing Party effects such cure by bonding any lien which Tenant is required to bond or otherwise discharge, Tenant shall obtain and substitute a bond for the Curing Party’s bond and shall reimburse the Curing Party for the cost of the Curing Party’s bond. “Interest Rate” means the lesser of (i) the Base Rate plus 2% per annum or (ii) the maximum rate permitted by law.

ARTICLE 6

Assignment and Subletting

Section 6.01.           Assignment; Etc. (a) Subject to Section 6.02, and except as otherwise provided in this Article, neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred voluntarily, involuntarily, by operation of law or otherwise, and neither the Premises, nor any part thereof, shall be subleased, be licensed, be used or occupied by any person or entity other than Tenant or be encumbered in any manner by reason of any act or omission on the part of Tenant, and no rents or other sums receivable by Tenant under any sublease of all or any part of the Premises shall be assigned or otherwise encumbered, without the prior written consent of Landlord. The dissolution or direct or indirect transfer of control of Tenant (however accomplished including, by way of example, the admission of new partners or members or withdrawal of existing partners or members, or transfers of interests in distributions of profits or losses of Tenant, issuance of additional stock, redemption of stock, stock voting agreement, or change in classes of stock) shall be deemed an assignment of this Lease regardless of whether the transfer is made by one or more transactions occurring over a twenty-four (24) month period (provided that if any such transactions made subsequent to such twenty-four (24) month period are made pursuant to a plan designed to effect such transfer over an extended period of time, the same shall be deemed to have been made during the twenty-four (24) month period), or whether one or more persons or entities hold the controlling interest prior to the transfer or afterwards. An agreement under which another person or entity becomes responsible for all or a portion of Tenant’s obligations under this Lease shall be deemed an assignment of this Lease or a sublease, as the case may be. Except as provided in Section 6.02(d) herein, no assignment or other transfer of this Lease and the term and estate hereby granted, and no subletting of all or any portion of the Premises shall relieve Tenant of its liability under this Lease or of the obligation to obtain Landlord’s prior written consent to any further assignment, other transfer or subletting. Any attempt to assign this Lease or sublet all or any portion of the Premises in violation of this Article 6 shall be null and void. If Tenant shall become a publicly held entity, the sale or transfer of shares or issuance of new shares of Tenant shall not require the consent of Landlord, shall be permitted under this Lease and shall not be deemed a transfer or an assignment hereunder if such transfer or sale is effected through the “over-the-counter market” or through any recognized stock exchange.

(b)         Notwithstanding Section 6.01(a), without the consent of Landlord and without being subject to Sections 6.02, 6.03 or 6.05 of this Lease, Tenant may, subject to the requirements of the Overlease, assign this Lease to (i) an entity with which Tenant is merged, (ii) an entity which succeeds to Tenant, or (iii) a purchaser of all or substantially all of Tenant’s assets, stock or interests (such entity or purchaser being referred to herein as a “Successor Entity”); provided that (A) Landlord shall have received a notice of such assignment from Tenant, (B) the assignee assumes by written instrument satisfactory to Landlord all of Tenant’s obligations under this Lease, (C) such assignment is for a valid business purpose and not to avoid any obligations under this Lease, and (D) the assignee is a reputable entity of good character and shall have, immediately after giving effect to such assignment, an aggregate net worth at least equal to the net worth of Tenant on the date hereof.

(c)          Notwithstanding Section 6.01(a), without the consent of Landlord and without Tenant being subject to the requirements of Section 6.02, 6.03 or 6.05 of this Lease, Tenant may, subject to the requirements of the Overlease, assign this Lease or sublet all or any part of the Premises to an Affiliate of Tenant; provided, that (x) Landlord shall have received a notice of such assignment or sublease from Tenant; and (y) in the case of any such assignment, (A) the assignment is for a valid business purpose and not to avoid any obligations under this Lease, and (B) the assignee assumes by written instrument satisfactory to Landlord all of Tenant’s obligations under this Lease. “Affiliate”

means, as to any designated person or entity, any other person or entity which controls or is controlled by, such designated person or entity. “Control” (and with correlative meaning, “controlled by” and “under common control with”) means ownership and control by Tenant, directly or indirectly, of 51% or more of the stock, partnership interests or other beneficial ownership interests of the entity in question and the power to direct the management and affairs of such entity. If at any time this Lease is assigned or sublet to an Affiliate of Tenant and such Affiliate ceases thereafter to be controlled by Tenant, the same shall constitute an assignment of this Lease and be subject to the terms hereof.

(d)         Notwithstanding Section 6.01(a), without the consent of Landlord and without Tenant being subject to the requirements of Section 6.02, 6.03 or 6.05 of this Lease, Tenant may, subject to the requirements of the Overlease, sublet a portion of the Premises to firms with whom Tenant has an independent ongoing business relationship which are not competitors of Landlord (including those entities specified on Exhibit K attached hereto), on not less than five (5) days prior notice to Landlord (which notice shall include the name and prior address of the applicable occupant), provided that at no time during the Term shall (A) more than 7.5% of the Premises in the aggregate be so occupied and/or (B) any demising walls be built in the Premises to accommodate any such occupancy. Tenant shall cause all such occupants to be in compliance with the terms of this Lease and any such occupancy shall not relieve Tenant from any liability under this Lease whatsoever.

(e)          Notwithstanding anything to the contrary contained herein, Tenant may not enter into any sublease which provides for a rental or other payment for use, occupancy or utilization of the Premises based in whole or in part on the net income or profits derived by any person from the property leased, occupied or utilized, or which would require the payment of any consideration that would not fall within the definition of “rents from real property”, as that term is defined in Section 856(d) of the Internal Revenue Code of 1986, as amended.

Section 6.02.           Landlord’s Option Right. (a) If Tenant desires to assign this Lease or sublet all or a portion of the Premises (other than in accordance with Sections 6.01(b), 6.01(c) or 6.01(d)), Tenant shall give to Landlord notice (“Tenant’s Offer Notice”) thereof, specifying (i) in the case of a proposed subletting, the location of the space to be sublet and the proposed terms of the subletting of such space, (ii) (A) in the case of a proposed assignment, Tenant’s good faith offer of the consideration Tenant desires to receive or pay for such assignment or (B) in the case of a proposed subletting, Tenant’s good faith offer of the fixed annual rent which Tenant desires to receive for such proposed subletting (assuming that a subtenant will pay for Taxes, expense escalations and electricity as described in Article 3 herein in the same manner, and utilizing the same base year or base amount, as Tenant pays for such amounts under this Lease) and (iii) the proposed assignment or sublease commencement date.

(b)         Tenant’s Offer Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at Landlord’s option, (i) sublease such space from Tenant or (ii) have this Lease assigned to it or terminate this Lease, provided that if the proposed transaction is (x) an assignment or (y) a sublease of all or substantially all of the Premises for all or substantially all of the remainder of the Term or (z) a sublease of a portion of the Premises which, when aggregated with other subleases then in effect, covers all or substantially all of the Premises for all or substantially all of the remainder of the Term, Landlord’s option shall be limited to having this Lease assigned to it or to terminating this Lease (any such space being referred to as the “Recapture Space”). Said option may be exercised by Landlord by notice to Tenant within thirty (30) days after a Tenant’s Offer Notice, together with all information required pursuant to Section 6.02(a), has been given by Tenant to Landlord.

(c)          If Landlord exercises its option under Section 6.02(b)(ii) to terminate this Lease, then this Lease shall terminate on the proposed assignment or sublease commencement date specified in the applicable Tenant’s Offer Notice, all Rent shall be paid and apportioned to such date and the date of such termination shall be deemed the Expiration Date for all purposes of this Lease.

(d)         If Landlord exercises its option under Section 6.02(b)(ii) to have this Lease assigned to it (or its designee), then Tenant shall assign this Lease to Landlord (or Landlord’s designee) by an assignment in form and substance reasonably satisfactory to Landlord, effective on the proposed assignment or sublease commencement date specified in the applicable Tenant’s Offer Notice. If Landlord exercises its option to take an assignment of this Lease as it relates to the Recapture Space, Tenant shall be released from Tenant’s obligations under this Lease arising from and after the date of such assignment. Tenant shall not be entitled to consideration or payment from Landlord (or Landlord’s designee) in connection with any such assignment. If the Tenant’s Offer Notice provides that Tenant will pay any consideration or grant any concessions in connection with the proposed assignment, then Tenant shall pay such consideration and/or grant any such concessions to Landlord (or Landlord’s designee) on the date Tenant assigns this Lease to Landlord (or Landlord’s designee).

(e)          If Landlord exercises its option under Section 6.02(b)(i) to sublet the Premises, such sublease to Landlord or its designee (as subtenant) shall be in form and substance reasonably satisfactory to Landlord at the lower of (i) the rental rate per rentable square foot of Fixed Rent and Additional Charges then payable pursuant to this Lease or (ii) the rental set forth in the applicable Tenant’s Offer Notice with respect to such sublet space, and shall be for the term set forth in the applicable Tenant’s Offer Notice, and:

(A) shall be subject to all of the terms and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section 6.02(e);

(B) shall be upon the same terms and conditions as those contained in the applicable Tenant’s Offer Notice and otherwise on the terms and conditions of this Lease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section 6.02(e);

(C) shall permit the sublessee, without Tenant’s consent, freely to assign such sublease or any interest therein or to sublet all or any part of the space covered by such sublease and to make any and all alterations and improvements in the space covered by such sublease, provided that Tenant shall not be responsible for removing such alterations or improvements at the expiration of the Term, unless Tenant’s Offer Notice reasonably restricts the making of any such alterations or improvements in which event Landlord or its designee (as subtenant) shall also be reasonably restricted in the making of any such alterations or improvements;

(D) shall provide that any assignee or further subtenant of Landlord or its designee may, at the election of Landlord, make alterations, decorations and installations in such space or any part thereof, any or all of which may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease, provided that such assignee or subtenant, at its expense, shall repair any damage caused by such removal, unless Tenant’s Offer Notice reasonably restricts the making of any such alterations or improvements in which event Landlord shall impose the same restrictions on any assignee or further subtenant of Landlord or its designee; and

(E) shall provide that (1) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (2) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord shall deem appropriate, (3) Landlord, at Tenant’s expense, may make such alterations as may be required or deemed necessary by Landlord to demise separately the subleased space and to comply with any Laws relating to such demise, unless Tenant’s Offer Notice reasonably restricts the making of any alterations or improvements in which event Landlord shall only make alterations or improvements to demise separately such subleased space if Landlord shall restore, or shall cause to be restored, the subleased space to the same condition in which such subleased space was delivered from Tenant to Landlord, and (4) at the expiration of the term of such sublease, Tenant shall accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve such space in good order and condition.

(f)           In the case of any proposed sublease requiring Landlord’s consent under this Article 6, Tenant shall not sublet any space to a third party at a rental which is less (on a per rentable square foot basis) than 95% of the rental (on a per rentable square foot basis) specified in Tenant’s Offer Notice with respect to such space, without complying once again with all of the provisions of this Section 6.02 and re-offering such space to Landlord at such lower rental. In the case of a proposed assignment, Tenant shall not assign this Lease to a third party where Tenant pays consideration greater than 5% more or grants a greater concession to such third party for such assignment than the consideration offered to be paid or concession offered to be granted to Landlord in Tenant’s Offer Notice without complying once again with all of the provisions of this Section 6.02 and re-offering to assign this Lease to Landlord and paying such consideration or grant such concession to Landlord.

Section 6.03.           Assignment and Subletting Procedures. (a) If Tenant delivers to Landlord a Tenant’s Offer Notice with respect to any proposed assignment of this Lease or subletting of all of the Premises and Landlord does not timely exercise any of its options under Section 6.02, and Tenant thereafter desires to assign this Lease or sublet the Premises as specified in Tenant’s Offer Notice, Tenant shall notify Landlord (a “Transfer Notice”) of such desire, which notice shall be accompanied by (i) a statement of the material terms and conditions of the proposed subletting or assignment, as the case may be, the effective date of which shall be at least thirty (30) days after the giving of the Transfer Notice, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the proposed assignee or subtenant, including its most recent financial statement or other evidence of proposed entity’s creditworthiness, and (iv) such other information as Landlord may reasonably request (provided such request is made within fifteen (15) days of Landlord’s receipt of the Transfer Notice), and Landlord’s consent to the proposed assignment or sublease shall not be unreasonably withheld, provided that:

(A)                               Such Transfer Notice shall be delivered to Landlord within three (3) months after the delivery to Landlord of the applicable Tenant’s Offer Notice.

(B)                               In Landlord’s reasonable judgment the proposed assignee or subtenant will use the Premises in a manner that (x) is in keeping with the Standard and (y) is limited to the use expressly permitted under this Lease.

(C)                               The proposed assignee or subtenant is, in Landlord’s judgment, a reputable person or entity of good character and, in Landlord’s reasonable judgment, has sufficient financial worth considering the responsibility involved.

(D)                               Neither the proposed assignee or sublessee, nor any Affiliate of such assignee or sublessee, is then an occupant of any part of the Building.

(E)                                The proposed assignee or sublessee is not a person with whom Landlord is then negotiating or has within the prior three (3) months negotiated to lease space in the Building.

(F)                                 The form of the proposed sublease shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 6.

(G)                               There shall be no more than two (2) subtenants (excluding Affiliates) in the Premises at any one time.

(H)                              Tenant shall reimburse Landlord within twenty (20) days of demand for any reasonable, out-of-pocket costs and expenses that may be incurred by Landlord in connection with said assignment or sublease, including the costs and expenses of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent.

(I)                                   The proposed sublessee or assignee does not conduct or operate any business which is in direct competition with the principal lines of business of Landlord (for the avoidance of doubt, those entities specified on Exhibit K attached hereto conduct or operate a business which is in direct competition with the principal lines of business of Landlord).

(J)                                   The subletting or assignment complies with all of the terms and provisions of the Overlease.

(b)         If Landlord’s consent to a proposed assignment or sublease is required under this Article 6 and Landlord so consents and Tenant thereafter fails to execute and deliver the assignment or sublease to which Landlord consented within forty-five (45) days (or if such request is made pursuant to clause (d) below, within sixty (60) days) after the giving of such consent, then Tenant shall again comply with this Article 6 before assigning this Lease or subletting all or part of the Premises. If Landlord’s consent to a proposed assignment or sublease is required under this Article 6 and Landlord does not respond to Tenant’s request within thirty (30) days after Tenant delivers its request for Landlord’s consent, said request shall be deemed disapproved.

Section 6.04.           General Provisions. (a) If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected against Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 6.01(a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease.

(b)         No assignment or transfer shall be effective until the assignee delivers to Landlord (i) evidence that the assignee, as Tenant hereunder, has complied with the requirements of Sections 8.02 and 8.03, and (ii) an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee assumes Tenant’s obligations under this Lease.

(c)          Notwithstanding any assignment or transfer, whether or not in violation of this Lease, and notwithstanding the acceptance of any Rent by Landlord from an assignee, transferee, or any other party, other than with respect to any assignment or sublease to Landlord or its designee pursuant to Section 6.02, the original named Tenant and each successor Tenant shall remain fully liable for the payment of the Rent and the performance of all of Tenant’s other obligations under this Lease. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant shall not be discharged, released or impaired in any respect by any agreement made by Landlord extending the time to perform, or otherwise modifying, any of the obligations of Tenant under this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant under this Lease.

(d)         Each subletting by Tenant shall be subject to the following:

(i)                                     No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the Expiration Date.

(ii)                                  No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until there has been delivered to Landlord, both (A) an executed counterpart of such sublease, and (B) a certificate of insurance evidencing that (x) Landlord and Overlandlord are additional insureds under the insurance policies required to be maintained by occupants of the Premises pursuant to Section 8.02, and (y) there is in full force and effect, the insurance otherwise required by Section 8.02.

(iii)                               Each sublease shall provide that it is subject and subordinate to this Lease, and that in the event of termination, reentry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be liable for, subject to or bound by any item of the type that a Successor Landlord is not so liable for, subject to or bound by in the case of an attornment by Tenant to a Successor Landlord under Section 7.01(a).

(e)          Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Landlord’s consent, which shall not be unreasonably withheld and shall be granted or denied in accordance with the standards applicable to an assignment or subletting by Tenant which requires Landlord’s consent, provided that any sublease requiring Landlord’s consent hereunder may only be further sublet one time without complying with all of the terms and conditions of this Article 6, including Section 6.02 and Section 6.05, which for purposes of this Section 6.04(e) shall be deemed to be appropriately modified to take into account that the transaction in question is an assignment of the sublease or a further subletting of the space demised under the sublease, as the case may be.

(f)           Tenant shall not publicly advertise the availability of the Premises or any portion thereof as sublet space or by way of an assignment of this Lease, without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld or delayed, provided that Tenant shall in no event advertise the rental rate or any description thereof.

Section 6.05.           Assignment and Sublease Profits. (a) If the aggregate of the amounts payable as Fixed Rent and as Additional Charges on account of Taxes and electricity by a subtenant under a sublease of the Premises and the amount of any Other Sublease Consideration payable to Tenant by such subtenant, whether received in a lump-sum payment or otherwise, shall be in excess of Tenant’s Basic Cost therefor at that time then, promptly after the collection thereof, Tenant shall pay to Landlord in monthly installments as and when collected, as Additional Charges, 50% of such excess. Tenant shall deliver to Landlord within sixty (60) days after the end of each calendar year and within sixty (60) days after the expiration or earlier termination of this Lease a statement specifying each sublease in effect during such calendar year or partial calendar year, the rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by the subtenant to Tenant, and by Tenant to Landlord, with respect to such sublease for the period covered by such statement. “Tenant’s Basic Cost” for sublet space at any time means the sum of (i) the portion of the Fixed Rent and Additional Charges which is attributable to the sublet space, plus (ii) the amount payable by Tenant on account of electricity in respect of the sublet space, plus (iii) the amount of any costs reasonably incurred by Tenant in making changes in the layout and finish of the sublet space for the subtenant amortized on a straight line basis over the term of the sublease, plus (iv) the amount of any reasonable brokerage commissions and reasonable legal fees paid by Tenant in connection with the sublease amortized on a straight line basis over the term of the sublease. “Other Sublease Consideration” means all sums paid for the furnishing of services by Tenant and the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns.

(b)         Upon any assignment of this Lease, Tenant shall pay to Landlord 50% of the Assignment Consideration received by Tenant for such assignment, after deducting therefrom customary and reasonable closing expenses which shall include commissions and legal fees. “Assignment Consideration” means an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including sums paid for the furnishing of services by Tenant and the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns).

Section 6.06.           Subletting by Tenant within the Building. Tenant shall not have the right to sub-sublease space in the Building from other subtenants of Landlord unless (a) Tenant notifies Landlord in writing of its space requirements (including the term and the necessary amount of space) prior to contacting any subtenants of Landlord, (b) Landlord does not have space in the Building that addresses Tenant’s needs in a manner reasonably satisfactory to Tenant and no such space will become available for sub-sublease by Tenant in the six (6) months following the date of Tenant’s notice described in clause (a) above. Any sub-subleasing by Tenant from other subtenants of Landlord in the Building shall be subject to the terms of the Overlease.

ARTICLE 7

Subordination; Default; Indemnity

Section 7.01.                         Subordination. (a) Subject to the provisions of this Article 7, this Lease is subject and subordinate to each mortgage (a “Superior Mortgage”) and each underlying lease including the Overlease (a “Superior Lease”) which may now or hereafter affect all or any portion of the Project or any interest therein. The lessor under a Superior Lease is called a “Superior Lessor” and the mortgagee under a Superior Mortgage is called a “Superior Mortgagee”. Tenant shall execute, acknowledge and deliver any instrument reasonably requested by Landlord, a Superior Lessor or a Superior Mortgagee to evidence such subordination, but no such instrument shall be necessary to make such subordination effective. Tenant shall execute any amendment of this Lease requested by a Superior Mortgagee or a Superior Lessor, provided such amendment shall not (i) result in a material increase in Tenant’s obligations under this Lease or a material reduction in the benefits available to Tenant or (ii) diminish the rights, privileges, interest or estate of Tenant or alter the Term, the Premises or the services to be provided to Tenant by Landlord hereunder (except, in either case, to a de minimis extent). In the event of the enforcement by a Superior Mortgagee of the remedies provided for by law or by such Superior Mortgage, or in the event of the termination or expiration of a Superior Lease, Tenant, upon request of such Superior Mortgagee, Superior Lessor or any person succeeding to the interest of such mortgagee or lessor (each, a “Successor Landlord”), shall automatically become the tenant of such Successor Landlord without change in the terms or provisions of this Lease (it being understood that Tenant shall, if requested, enter into a new lease on terms identical to those in this Lease); provided, however, that any Successor Landlord shall not be (i) liable for any act, omission or default of any prior landlord (including Landlord); (ii) liable for the return of any monies paid to or on deposit with any prior landlord (including Landlord), except to the extent such monies or deposits are delivered to such Successor Landlord; (iii) subject to any offset, claims or defense that Tenant might have against any prior landlord (including Landlord); (iv) bound by any Rent which Tenant might have paid for more than thirty (30) days in advance of the date upon which such payment was due to any prior landlord (including Landlord) unless actually received by such Successor Landlord or expressly approved in writing by it or received by it; (v) bound by any covenant to perform or complete any construction in connection with the Project or the Premises or to pay any sums to Tenant in connection therewith; or (vi) bound by any waiver or forbearance under, or any amendment, modification, abridgement, cancellation or surrender of, this Lease made without the consent of such Successor Landlord. Nothing contained herein shall be deemed to relieve any Successor Landlord of any liability arising by reason of its acts or omissions from or after the date that such Successor Landlord shall become the landlord under this Lease, and such Successor Landlord shall be obligated to perform Landlord’s obligations under this Lease arising from and after becoming landlord, in accordance with the provisions of this Lease. Upon request by such Successor Landlord, Tenant shall execute and deliver an instrument or instruments, reasonably requested by such Successor Landlord, confirming the attornment provided for herein, but no such instrument shall be necessary to make such attornment effective.

(b)         Tenant shall give each Superior Mortgagee and each Superior Lessor a copy of any notice of default served upon Landlord, provided that Tenant has been notified of the address of such mortgagee or lessor. If Landlord fails to cure any default as to which Tenant is obligated to give notice pursuant to the preceding sentence within the time provided for in this Lease, then each such mortgagee or lessor shall have an additional fifteen (15) days after receipt of such notice within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if, within such fifteen (15) days, any such mortgagee or lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or eviction proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated and Tenant shall not exercise any other rights or remedies under this Lease or otherwise seek a termination of this Lease while such remedies are being so diligently pursued. Nothing herein shall be deemed to imply that Tenant has any right to terminate this Lease or any other right or remedy, except as may be otherwise expressly provided for in this Lease.

Section 7.02.           Estoppel Certificate. Each party shall, at any time and from time to time, but in any event no more than two (2) times in any twelve (12) month period, within ten (10) Business Days after request by the other party, execute and deliver to the requesting party (or to such person or entity as the requesting party may designate) a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the Commencement Date, Expiration Date and the dates to which the Fixed Rent and Additional Charges have been paid and stating whether or not, to the best knowledge of such party, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which such party has knowledge, it being intended that any such statement shall be deemed a representation and warranty to be relied upon by the party to whom such statement is addressed. Tenant also shall include or confirm in any such statement such other information concerning this Lease as Landlord may reasonably request. Any statement delivered pursuant to this Section 7.02 shall reflect the state of facts existing only as of the date it is given by such party.

Section 7.03.           Default. (a) This Lease and the term and estate hereby granted are subject to the limitation that:

(i)                                     if Tenant defaults in the payment of any Fixed Rent, and such default continues for five (5) days after Landlord gives to Tenant a notice specifying such default, or if Tenant defaults in the payment of any Additional Charges, and such default continues for ten (10) days after Landlord gives to Tenant a notice specifying such default, or

(ii)                                  if Tenant defaults in the keeping, observance or performance of any covenant or agreement (other than a default of the character referred to in Section 7.03(a)(i), (iii), (iv) or (v)), and if such default continues and is not cured within thirty (30) days after Landlord gives to Tenant a notice specifying the same, or, in the case of a default which for causes beyond Tenant’s reasonable control cannot with due diligence be cured within such period of thirty (30) days, if Tenant shall not immediately upon the receipt of such notice, (x) advise Landlord of Tenant’s intention duly to institute all steps necessary to cure such default and (y) institute and thereafter diligently prosecute to completion all steps necessary to cure the same, or

(iii)                               if this Lease or the estate hereby granted would, by operation of law or otherwise, devolve upon or pass to any person or entity other than Tenant, except as expressly permitted by Article 6, or

(iv)                              if there shall be a failure of Tenant to comply with any of the terms and provisions of that certain Overlandlord Consent entered into by and among Landlord, Overlandlord and Tenant in connection with this Lease beyond applicable notice and grace periods relating thereto, then, at any time thereafter, at Landlord’s option exercised by written notice to Tenant stating that this Lease and the Term shall expire and terminate, on the date Landlord shall give Tenant such notice, this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate and Tenant immediately shall quit and surrender the Premises, but Tenant shall nonetheless be liable for all of its obligations hereunder.

Section 7.04.           Re-entry by Landlord. If this Lease is terminated under Section 7.03, Landlord or Landlord’s agents and servants may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises. The words “re-enter” and “re-entering” as used in this Lease are not restricted to their technical legal meanings. Upon such termination or re-entry, Tenant shall pay to Landlord any Rent then due and owing (in addition to any damages payable under Section 7.05).

Section 7.05.           Damages. (a) If this Lease is terminated under Section 7.03, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(i)                                     a sum which, at the time of such termination, represents the value (discounted to present value using Base Rate) of the excess, if any, of (1) the aggregate of the Rent which, had this Lease not terminated, would have been payable hereunder by Tenant for the period commencing on the day following the date of such termination to and including the Expiration Date over (2) the aggregate fair rental value of the Premises for the same period (for the purposes of this clause (a) the amount of Additional Charges which would have been payable by Tenant under Sections 3.04 and 3.05 shall, for each calendar year ending after such termination, be deemed to be an amount equal to the amount of such Additional Charges payable by Tenant for the calendar year immediately preceding the calendar year in which such termination shall occur), or

(ii)                                  sums equal to the Rent that would have been payable by Tenant through and including the Expiration Date had this Lease not terminated, payable upon the due dates therefor specified in this Lease; provided, however, that if Landlord shall relet all or any part of the Premises for all or any part of the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises for new tenants, brokers’ commissions, legal fees and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord under this Lease, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this Section 7.05(a)(ii), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting and (iv) Landlord shall have no obligation to so relet the Premises and Tenant hereby waives any right Tenant may have, at law or in equity, to require Landlord to so relet the Premises.

(b)                                 Suit or suits for the recovery of any damages payable hereunder by Tenant, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall require Landlord to postpone suit until the date when the Term would have expired but for such termination or re-entry.

Section 7.06.           Other Remedies. Nothing contained in this Lease shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Anything in this Lease to the contrary notwithstanding, during the continuation of any default by Tenant, Tenant shall not be entitled to exercise any rights or options, or to receive any funds or proceeds being held, under or pursuant to this Lease.

Section 7.07.                         Right to Injunction. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, including holding over after the Expiration Date or the date of any earlier termination of this Lease, Landlord subject to applicable law shall also have the right of injunction and, in the case of a threatened holdover, the right to bring a summary proceeding for possession of the Premises on the Expiration Date or the date of any earlier termination of this Lease. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

Section 7.08.                         Certain Waivers; Waiver of Trial by Jury. (a) Tenant waives and surrenders all right and privilege that Tenant might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease after Tenant is dispossessed or ejected therefrom by Landlord, by process of law or under the terms of this Lease or after any termination of this Lease. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of any eviction or dispossession for nonpayment of rent, and the provisions of any successor or other law of like import.

(b)         Landlord and Tenant each waive trial by jury in any action in connection with this Lease.

Section 7.09.           No Waiver. Failure by either party to declare any default immediately upon its occurrence or delay in taking any action in connection with such default shall not waive such default but such party shall have the right to declare any such default at any time thereafter. Any amounts paid by Tenant to Landlord may be applied by Landlord, in Landlord’s discretion, to any items then owing by Tenant to Landlord under this Lease. Receipt by either party of a partial payment shall not be deemed to be an accord and satisfaction (notwithstanding any endorsement or statement on any check or any letter accompanying any check or payment) nor shall such receipt constitute a waiver by such party of the other party’s obligation to make full payment. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and by each Superior Lessor and Superior Mortgagee whose lease or mortgage provides that any such surrender may not be accepted without its consent.

Section 7.10.           Holding Over. If Tenant holds over without the consent of Landlord after expiration or termination of this Lease, Tenant shall (a) pay as holdover rental for each month of the holdover tenancy an amount equal to (w) 125% for the first month of the holdover tenancy, (x) 150% for the second month of the holdover tenancy, (y) 175% for the third month of the holdover tenancy and (z) 200% for the fourth month and any additional month(s) of the holdover tenancy of the greater of (i) the fair market rental value of the Premises for such month (as reasonably determined by Landlord) or (ii) the Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term; and (b) be liable to Landlord for and indemnify Landlord against (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) by reason of the late delivery of space to the New Tenant as a result of Tenant’s holding over or in order to induce such New Tenant not to terminate its lease by reason of the holding over by Tenant, (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding over by Tenant, (iii) any claim for damages by any New Tenant, and (iv) any and all damages Landlord incurs under the Overlease as a result thereof. No holding over by Tenant after the Term shall operate to extend the Term. Notwithstanding the foregoing, the acceptance of any rent paid by Tenant pursuant to this Section 7.10 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.

Section 7.11.           Attorneys’ Fees. If Landlord places the enforcement of this Lease or any part thereof upon the default of Tenant, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney, or files suit upon the same, or in the event any bankruptcy, insolvency or other similar proceeding is commenced involving Tenant (an “Action”), Tenant shall, within twenty (20) days of demand, reimburse Landlord for Landlord’s attorneys’ fees and disbursements and court costs; provided, however, that if a court of competent jurisdiction renders a final unappealable verdict there was no basis for the Action, Landlord shall not be entitled to recover such fees and costs.

Section 7.12.                         Nonliability and Indemnification. (a) Neither Landlord, any Superior Lessor or any Superior Mortgagee, nor any partner, director, officer, shareholder, principal, agent, servant or employee of Landlord, any Superior Lessor or any Superior Mortgagee (whether disclosed or undisclosed), shall be liable to Tenant for (i) any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any loss of or damage to property of Tenant or of others entrusted to employees of

Landlord; provided, however, that, except to the extent of the release of liability and waiver of subrogation provided in Section 8.03 hereof, the foregoing shall not be deemed to relieve Landlord of any liability to the extent resulting from the willful misconduct or gross negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Premises or the Building, (ii) any loss, injury or damage described in clause (i) above caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work, or (iii) even if negligent, consequential damages arising out of any loss of use of the Premises or any equipment, facilities or other Tenant’s Property therein.

(b)         Tenant shall indemnify and hold harmless Landlord, all Superior Lessors and all Superior Mortgagees and each of their respective members, partners, directors, officers, shareholders, principals, agents and employees (each, an “Indemnified Party”), from and against any and all claims arising from or in connection with (i) the conduct or management of the Premises or of any business therein, or any work or thing done, or any condition created, in or about the Premises, (ii) any negligence or wrong doing of Tenant or any person claiming through or under Tenant or any of their respective members, partners, directors, officers, agents, employees or contractors, (iii) any accident, injury or damage occurring in, at or upon the Premises, (iv) any default by Tenant in the performance of Tenant’s obligations under this Lease and (v) any brokerage commission or similar compensation claimed to be due by reason of any proposed subletting or assignment by Tenant; together with all costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including all reasonable attorneys’ fees and disbursements; provided, however, that the foregoing indemnity shall not apply to the extent such claim results from the gross negligence (other than gross negligence to which the release of liability and waiver of subrogation provided in Section 8.03 below applies) or willful misconduct of the Indemnified Party. If any action or proceeding is brought against any Indemnified Party by reason of any such claim, Tenant, upon notice from such Indemnified Party shall resist and defend such action or proceeding (by counsel reasonably satisfactory to such Indemnified Party).

(c)          In the event of any claim, action or proceeding which may give rise to liability under the indemnity contained in this Section 7.12 or other provisions of this Lease, (i) the indemnified party shall give the indemnifying party prompt notice of such claim or action, (ii) the indemnifying party may defend against such claim or action with counsel selected by it, subject to the reasonable approval of the indemnified party, which approval shall not be unreasonably withheld or delayed, (iii) the indemnified party shall reasonably cooperate with the indemnifying party and its counsel in the defense of such claim or action and, (iv) the indemnified party shall not settle such claim or action without indemnifying party’s prior written consent, which consent shall not be unreasonably withheld or delayed.

Section 7.13.                         Protest of Landlord Charges. Except as otherwise set forth, Tenant shall have ninety (90) days from receipt (i) of a bill or other request from Landlord for payment of any charge, other than the Fixed Rent, payable by Tenant under this Lease or (ii) a refund or credit under the terms of this Lease within which to protest the correctness of such charge or credit; provided, however, that, if, in connection with a disputed payment, Tenant shall pay such disputed amount to Landlord under protest prior to the expiration of such ninety (90) day period, such ninety (90) day period shall be extended to one hundred twenty (120) days. If Tenant fails to make such protest, which shall be made in the manner herein set forth for the giving of notices, within the ninety (90) day or one hundred twenty (120) day period, as applicable, the charge set forth in such bill or other request or the applicable refund or credit shall be deemed to have been accepted by Tenant and shall no longer be contestable by Tenant, time being of the essence.

ARTICLE 8

Insurance ; Casualty; Condemnation

Section 8.01.           Compliance with Insurance Standards. (a) Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy then issued in respect of the Project and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises, which would subject Landlord, any Superior Lessor or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate in respect of the Project over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Project in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of, or the assertion of any defense by the insurer in whole or in part to claims under, any policy of insurance in respect of the Project. Landlord hereby agrees that the uses permitted under Section 2.05 do not violate its insurance policies.

(b)         If, by reason of any failure of Tenant to comply with this Lease, the premiums on Landlord’s insurance on the Project shall be higher than they otherwise would be, Tenant shall reimburse Landlord, within twenty (20) days of demand, for that part of such premiums attributable to such failure on the part of Tenant. A schedule or “make up” of rates for the Project or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for insurance for the Project or the Premises, as the case may be, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Project or the Premises, as the case may be.

Section 8.02.           Tenant’s Insurance. (a) Tenant shall maintain at all times during the Term (i) “all risk” property insurance covering all present and future Tenant’s Property, Fixtures and Tenant’s Improvements and Betterments to a limit of not less than the full replacement cost thereof, (ii) commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, in respect of the Premises and the conduct or operation of business therein, with Landlord and each Superior Lessor and Superior Mortgagee whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $10,000,000 combined single limit for bodily injury and property damage liability in any one occurrence, and (iii) boiler and machinery insurance, if there is a boiler, supplementary air conditioner or pressure object or similar equipment in the Premises, with Landlord and each Superior Lessor and Superior Mortgagee whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $10,000,000 and (iv) when Alterations are in process, the insurance specified in Section 5.02(f) hereof. The limits of such insurance shall not limit the liability of Tenant. Tenant shall deliver to Landlord and any other additional insureds, at least ten (10) days prior to the Commencement Date, such fully paid-for policies or certificates of insurance, in form reasonably satisfactory to Landlord issued by the insurance company or its authorized agent. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any other additional insureds such renewal policy or a certificate thereof at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility approved to do business in New York State and rated by Best’s Insurance Reports or any successor publication of comparable standing as A-/VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled, allowed to lapse or modified unless Landlord and any additional insureds are given at least thirty (30) days’ prior written notice of such cancellation, lapse or modification. The proceeds of policies providing “all risk” property insurance of Fixtures and Improvements and Betterments shall be payable to Landlord, Tenant and each Superior Lessor and Superior Mortgagee as their interests may appear and Tenant shall have the right to receive the proceeds paid with respect to Tenant’s Property of any policy maintained by Tenant to provide insurance of Tenant’s Property. Tenant shall cooperate with Landlord in connection with the collection of any insurance monies that may be due in the event of loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be required to recover any such insurance monies. Landlord may from time to time require that the amount of the insurance to be maintained by Tenant under this Section 8.02 be increased, so that the amount thereof adequately protects Landlord’s interest but such increase shall not be in excess of that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by prudent landlords of non-institutional first class office buildings in New York City. Any insurance policy with respect to the insurance required to be maintained by Tenant hereunder may be carried under a blanket policy covering the Premises and other locations of Tenant, if any, provided that (x) the coverages and limits applicable to the Premises are separately stated in amounts not less than the amounts required hereunder and (y) the coverage afforded under such blanket policy allocable to the Premises shall not be less than the coverage which would have been afforded had such insurance not been covered under a blanket policy.

(b)         To the extent not maintained by Overlandlord, Landlord agrees that Landlord shall maintain at all times during the Term such (i) “all risk” property insurance, (ii) commercial general liability insurance and (iii) any other form of insurance, and in such amounts, as is carried by prudent owners of similar properties. Landlord shall be deemed to have satisfied the foregoing obligation of this Section 8.02(b) if Landlord maintains the insurance required by the Overlease.

Section 8.03.           Subrogation Waiver. Landlord and Tenant shall each include in each of its insurance policies (insuring the Project in the case of Landlord, and insuring Tenant’s Property, Fixtures and Improvements and Betterments in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer’s right of subrogation against the other party during the Term or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (b) any other form of permission for the release of the other party. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the Term to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability. Nothing contained in this Section 8.03 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.

Section 8.04.           Condemnation. (a) If there shall be a total taking of the Land and/or the Building in condemnation proceedings or by any right of eminent domain, this Lease and the term and estate hereby granted with respect to the Premises shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be prorated and paid as of such termination date. If there shall be a taking of any material (in Landlord’s reasonable judgment) portion of the Land and/or Building (whether or not the Premises or any portion thereof are affected by such taking), then Landlord may terminate this Lease and the term and estate granted hereby by giving notice to Tenant within sixty (60) days after the date of taking of possession by the condemning authority. If there shall be a taking of the Premises of such scope (but in no event less than 25% thereof) that the untaken part of the Premises would in Tenant’s reasonable judgment be no longer suited for the purposes set forth in Article 2 of this Lease, or Tenant no longer has reasonable means of access to such Premises then Tenant may terminate this Lease and the term and estate granted hereby by giving notice to Landlord within sixty (60) days after the date of taking of possession by the condemning authority. If either Landlord or Tenant shall give a termination notice as aforesaid, then this Lease and the term and estate granted hereby shall terminate as of the date of such notice and all Rent shall be prorated and paid as of such termination date. In the event of a taking of the Premises which does not result in the termination of this Lease (i) the term and estate hereby granted with respect to the taken part of the Premises shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be appropriately abated for the period from such date to the Expiration Date and (ii) Landlord shall with reasonable diligence restore the remaining portion of the Premises (exclusive of Tenant’s Property) as nearly as practicable to its condition prior to such taking.

(b)         In the event of any taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant or any value attributable to the unexpired portion of the Term, and Tenant hereby assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award; provided, however, that nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant’s Property, Tenant’s Alterations, Betterments or Improvements (except to the extent such Alterations constitute property which is, or at the expiration of the Term, becomes Landlord’s property) or moving expenses, provided the same does not include any value of the estate vested by this Lease in Tenant or of the unexpired portion of the Term and does not reduce the award available to Landlord or materially delay the payment thereof.

(c)          If all or any part of the Premises shall be taken for a limited period, Tenant shall be entitled, except as hereinafter set forth, to that portion of the award for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant’s Property, Tenant’s Alterations (except to the extent such Alterations constitute property which is, or at the expiration of the Term, becomes Landlord’s property) or for moving expenses, and Landlord shall be entitled to the remainder, including that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall remain unaffected by such taking and Tenant shall remain responsible for all of its obligations under this Lease to the extent such obligations are not affected by such taking and shall continue to pay in full all Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Premises shall be apportioned between Landlord and Tenant as of the Expiration Date. Any award for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be paid to, held and applied by Landlord as a trust fund for payment of the Rent thereafter becoming due.

(d)         In the event of any taking which does not result in termination of this Lease, (i) Landlord, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises (other than those parts of the Premises which constitute Tenant’s Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord deems desirable) and so as to constitute a complete and rentable Building and Premises and (ii) Tenant, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Premises which constitute Tenant’s Property, to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes which shall be deemed Alterations.

Section 8.05.           Casualty. (a) If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty (each, a “Casualty”) and if this Lease is not terminated as provided below, then (i) Landlord shall repair and restore the Building, including the exterior and public portions thereof (including the Building lobbies, exterior walls, elevator shafts), Building systems servicing the Premises, and the Premises (excluding Tenant’s Improvements and Betterments, Fixtures and Tenant’s Property) with reasonable dispatch to substantially the condition as existed prior to the damage to the extent permitted by applicable Law (but Landlord shall not be required to perform the same on an overtime or premium pay basis) after notice to Landlord of the Casualty and the collection of the insurance proceeds attributable to such Casualty, and (ii) Tenant shall repair and restore in accordance with Section 5.02 all Tenant’s Property, Fixtures and Improvements and Betterments with reasonable dispatch after the Casualty, including any tenant build-out existing in the Premises on the date of delivery thereof by Landlord (collectively, “Tenant Casualty Repair Obligations”). Landlord agrees that, if and to the extent, Landlord, any Superior Mortgagee or any Superior Lessor receives insurance proceeds in respect of Tenant Casualty Repair Obligations Landlord shall notify Tenant thereof and upon request of Tenant, make such proceeds available to Tenant so that Tenant may perform its Tenant Casualty Repair Obligations. In the event Landlord has received proceeds in respect of Tenant Casualty Repair Obligations and Landlord does not make such proceeds available to Tenant, Landlord shall be obligated, at Landlord’s cost and expense, to perform the Tenant Casualty Repair Obligations with reasonable dispatch after the Casualty up to the amount of such retained proceeds. In the event any Superior Mortgagee or any Superior Lessor has received proceeds in respect of Tenant Casualty Repair Obligations and such Superior Mortgagee or Superior Lessor shall refuse to release such proceeds to Tenant, Landlord shall be obligated, at Landlord’s cost and expense, to perform or cause to be performed the Tenant Casualty Repair Obligations up to the amount of such retained proceeds.

(b)         If all or part of the Premises shall be rendered untenantable by reason of a Casualty, the Fixed Rent and the Additional Charges under Sections 3.04 and 3.05 shall be abated in the proportion that the untenantable area of the Premises bears to the total area of the Premises, for the period from the date of the Casualty to the earlier of (i) the date the Premises is made tenantable (provided, however, that if the Premises would have been tenantable at an earlier date but for Tenant having failed to cooperate with Landlord in effecting repairs or restoration or collecting insurance proceeds or (ii) the date Tenant or any subtenant reoccupies a portion of the Premises (in which case the Fixed Rent and the Additional Charges allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy). Landlord’s determination of substantial completion of the restoration of the Premises (excluding Tenant’s Improvement, Betterments, Fixtures and Tenant’s Property the repair of which shall be Tenant’s obligation), shall be controlling unless Tenant disputes same by notice to Landlord within thirty (30) days after such determination by Landlord, and pending resolution of such dispute, Tenant shall pay Rent in accordance with Landlord’s determination. Notwithstanding the foregoing, if by reason of any act or omission by Tenant, any subtenant or any of their respective partners, directors, officers, servants, employees, agents or contractors, Landlord, any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to the Casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Rent. Nothing contained in this Section 8.05 shall relieve Tenant from any liability that may exist as a result of any Casualty. Prior to the substantial completion of Landlord’s repair obligations set forth in this Section, Landlord shall provide Tenant and Tenant’s contractors, subcontractors and materialmen access to the Premises to perform such repairs that Tenant is required or desire to make hereunder as a result of the Casualty (but not to occupy the same for the conduct of business); provided, however, that any such access shall be subject to all of the applicable provisions of this Lease and shall not interfere with the conduct of Landlord’s work in the Premises or in any other damaged portion of the Building.

(c)          If by reason of a Casualty (i) the Building shall be totally damaged or destroyed, (ii) the Building shall be so damaged or destroyed (whether or not the Premises are damaged or destroyed) that repair or restoration shall require more than three hundred sixty-five (365) days or the expenditure of more than 25% percent of the full insurable value of the Building (which, for purposes of this Section 8.05(c), shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floors of the Building) immediately prior to the Casualty or (iii) more than 50% of the Premises shall be damaged or destroyed (as estimated in any such case by a reputable contractor, architect or engineer designated by Landlord), then in any such case Landlord may terminate this Lease by notice given to Tenant within one hundred eighty (180) days after the Casualty.

(d)         Within one hundred thirty (130) days after notice to Landlord of any Casualty, Landlord shall deliver to Tenant a statement prepared by a reputable contractor selected by Landlord setting forth such contractor’s estimate as to the time required for Landlord to substantially complete the repairs required to be performed by it hereunder (the “Repair Estimate Notice”). If the estimated time period exceeds eighteen (18) months from the date of such statement, Tenant may elect to terminate this Lease by notice to Landlord not later than thirty (30) days following receipt of such statement. If Tenant makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant.

(e)          If Landlord shall have delivered a notice to Tenant pursuant to Section 8.05(d) and no right to terminate this Lease shall have accrued to Tenant by reason thereof, but Landlord shall have failed to substantially complete the repairs by the date which is six (6) months after the date set forth in the Repair Estimate Notice (the “Required Substantial Completion Date”), as the same may be extended by reason of Unavoidable Delays (but not in excess of one hundred twenty (120) days), Tenant may elect to terminate this Lease by notice to Landlord given not later than thirty (30) days after the Required Substantial Completion Date and if Tenant makes such election, the Term shall expire on the thirtieth (30th) day after notice of such election is given by Tenant.

(f)           Notwithstanding anything to the contrary contained in this Section 8.05, if more than twenty-five percent (25%) of the Premises shall be damaged during the last twelve (12) months of the Term (as the same may be renewed or extended), Landlord or Tenant may elect by notice, given within sixty (60) days after the occurrence of such damage, to terminate this Lease and, if either party makes such election, the Term shall expire upon the sixtieth (60th) day after notice of such election is given by such party.

(g)          Landlord shall not carry any insurance on Tenant’s Property, Fixtures or on Tenant’s Improvements and Betterments and shall not be obligated to repair or replace Tenant’s Property, Fixtures or Improvements and Betterments. Tenant shall look solely to its insurance for recovery of any damage to or loss of Tenant’s Property, Fixtures or Tenant’s Improvements and Betterments. Tenant shall notify Landlord promptly of any Casualty in the Premises.

(h)         This Section 8.05 shall be deemed an express agreement governing any damage or destruction of the Premises by fire or other casualty, and Section 227 of the New York Real Property Law providing for such a contingency in the absence of an express agreement, and any other law of like import now or hereafter in force, shall have no application.

ARTICLE 9

Miscellaneous Provisions

Section 9.01.           Notice. All notices, demands, consents, approvals, advices, waivers or other communications which may or are required to be given by either party to the other under this Lease shall be in writing and shall be deemed to have been given one Business Day after deposit in the United States mail, certified or registered, postage prepaid, (return receipt requested) or, rendered if delivered by hand (against a signed receipt) or nationally recognized, overnight courier service (against a signed receipt), and addressed to the party to be notified at the address for such party specified in the first paragraph of this Lease or to such other place as the party to be notified may from time to time designate by at least five (5) days’ notice to the notifying party. In the case of each notice to Landlord, such notice shall be sent to the attention of: Managing Director, Corporate Real Estate and Services, with a copy to Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attention: Chris M. Smith, Esq., and in the case of each notice to Tenant at the address set forth on the Preamble to this Lease, Attention: Alok Bhushan, with a copy in each case to Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020, Attention: Michael Buxbaum. Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been delivered (or upon refusal to accept delivery). Notices from Tenant may be given by Tenant’s attorney. Notices from Landlord may be given by Landlord’s managing agent, if any, or by Landlord’s attorney.

Section 9.02.           Building Rules. Tenant shall comply with, and Tenant shall cause its licensees, employees, contractors, agents and invitees to comply with, the rules of the Building set forth in the Rules and Regulations, as the same may be modified or supplemented by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein. Landlord shall not be obligated to enforce the rules of the Building against Tenant or any other tenant of the Building or any other party, and Landlord shall have no liability to Tenant by reason of the violation by any tenant or other party of the rules of the Building; provided, however, that Landlord shall not enforce the rules of the Building in a manner which discriminates against Tenant. If any rule of the Building shall conflict with any provision of this Lease, such provision of this Lease shall govern.

Section 9.03.           Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

Section 9.04.           Quiet Enjoyment. Tenant shall and may peaceably and quietly have, hold and enjoy the Premises, subject to the other terms of this Lease and to Superior Leases and Superior Mortgages, provided that Tenant is not in default under this Lease beyond any applicable notice and grace period.

Section 9.05.           Limitation of Liability. (a) Tenant shall look solely to Landlord’s interest in the Project, the proceeds of any sale thereof (provided a claim shall have been made within three (3) months of such sale), casualty proceeds and any condemnation award for the recovery of any judgment against Landlord, and no other property or assets of Landlord or Landlord’s members, partners, officers, directors, shareholders or principals, direct or indirect, disclosed or undisclosed, shall be subject to levy, execution attachment or other enforcement procedure for the satisfaction of any judgment or Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the Premises, or any other liability of Landlord to Tenant.

(b)         In the event of a transfer of title to the land and Building of which the Premises is a part, or in the event of a lease of the Building of which the Premises is a part, or of the land and Building, upon notification to Tenant of such transfer or lease, the said transferor landlord named herein shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to or lessee of said land and Building, that the transferee or lessee has assumed and agreed to carry out all of the covenants and obligations of Landlord thereunder.

Section 9.06.           Counterclaims. If Landlord commences any summary proceeding or action for nonpayment of Rent or to recover possession of the Premises, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action, unless Tenant’s failure to interpose such counterclaim in such proceeding or action would result in the waiver of Tenant’s right to bring such claim in a separate proceeding under applicable law.

Section 9.07.           Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to Tax Payments and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.

Section 9.08.           Certain Remedies. If Tenant requests Landlord’s consent and Landlord fails or refuses to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction or for arbitration as provided for in Section 9.19 herein, and that such remedy shall be available only in those cases where this Lease provides that Landlord shall not unreasonably withhold its consent. No dispute relating to this Lease or the relationship of Landlord and Tenant under this Lease shall be resolved by arbitration unless this Lease expressly provides for such dispute to be resolved by arbitration.

Section 9.09.           No Offer. The submission by Landlord of this Lease in draft form shall be solely for Tenant’s consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed a lease and duplicate originals thereof shall have been delivered to the respective parties.

Section 9.10.           Construction. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

Section 9.11.           Amendments. This Lease may not be altered, changed or amended, nor any of its provisions waived, except by an instrument in writing signed by the party to be charged.

Section 9.12.           Broker. Each party represents to the other that such party has dealt with no broker other than CBRE, Inc. and Newmark Grubb Knight Frank, Inc. (collectively, the “Brokers”) in connection with this Lease or the Building, and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including reasonable attorneys’ fees and disbursements) arising out of any claim for a commission or other compensation by any broker other than the Brokers who alleges that it has dealt with the indemnifying party in connection with this Lease or the Building. Landlord shall pay each of the Brokers a commission in accordance with the terms and conditions of a separate agreement between Landlord and such Broker.

Section 9.13.           Merger. Tenant acknowledges that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease embodies the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, understanding and statements, oral or written, with respect thereto are merged in this Lease.

Section 9.14.           Successors. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and Tenant’s permitted assigns.

Section 9.15.           Applicable Law; Consent to Jurisdiction. This Lease shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflicts of laws. Tenant hereby (a) irrevocably consents and submits to the jurisdiction of any Federal, state, county or municipal court sitting in the State of New York in respect to any action or proceeding brought therein by Landlord against Tenant concerning any matters arising out of or in any way relating to this Lease; (b) irrevocably waives personal service of any summons and complaint and consents to the service upon it of process in any such action or proceeding by mailing of such process to Tenant at the address set forth herein and agrees that such service shall be deemed sufficient; (c) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings; (d) agrees that the laws of the State of New York shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York; and (e) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Tenant further agrees that any action or proceeding by Tenant against Landlord in respect to any matters arising out of or in any way relating to this Lease shall be brought only in the State of New York, County of New York.

Section 9.16.           No Development Rights. Tenant acknowledges that it has no rights to any development rights, air rights or comparable rights appurtenant to the Project, and Tenant consents, without further consideration, to any utilization of such rights by Landlord. Tenant shall promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent, provided that the same shall not increase Tenant’s obligations or otherwise impair Tenant’s rights and privileges hereunder. The provisions of this Section 9.17 shall be construed as an express waiver by Tenant of any interest Tenant may have as a “party in interest” (as such term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Project.

Section 9.17.           Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear, casualty, condemnation and damage for which Tenant is not responsible under the terms of this Lease excepted; provided, however, that the foregoing shall not obligate Tenant to restore the Premises to any greater condition than was delivered to Tenant by Landlord. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Section 9.18. Tenant acknowledges that possession of the Premises must be surrendered to Landlord on the Expiration Date.

Section 9.18.           Arbitration. If expressly permitted under this Lease, Landlord or Tenant (the “Electing Party”) may elect to resolve a dispute by arbitration pursuant to the provisions of this Section. Such Electing Party shall deliver to the other party a written notice specifying the nature of the dispute, the reasons therefor and such Electing Party’s determination of the item in dispute. If the other party shall not agree with the Electing Party’s determination of the item in dispute, then either party shall have the right to submit such dispute to arbitration pursuant to this Section 9.19 by notice to the other party. The parties hereby agree that all such disputes submitted to arbitration shall be resolved by one arbitrator mutually agreed to by the parties, and if the parties cannot agree on an arbitrator, either party may apply to the American Arbitration Association for the appointment of a single arbitrator (the “Arbitrator”). The Arbitrator shall, as promptly as possible, determine the matter which is the subject of the arbitration and the decision of the Arbitrator shall be conclusive and binding on all parties and judgment upon the award may be entered in any court having jurisdiction. The arbitration shall be conducted in the City and County of New York and, to the extent applicable and consistent with this Section 9.19, shall be in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association or any successor body of similar function. The expenses of arbitration shall be shared equally by the parties but each party shall be responsible for the fees and disbursements of its own attorneys and the expenses of its own proof. The Arbitrator shall be a licensed professional appropriate to the dispute, having at least ten (10) years’ continuous experience in the real estate industry including the management of multi-tenant, commercial office buildings in Manhattan similar in type to the Project. At the option of either party, any arbitration under this Lease shall be governed by the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association (the “AAA Rules”) (presently Sections 53 through 57 of the AAA Rules and, to the extent applicable, Section 19 thereof).

Section 9.19.           Signage. Tenant shall be permitted to install, at its sole cost and expense, signs identifying Tenant in the elevator lobby of the Premises and on the entry door to the Premises, subject to Landlord’s reasonable approval as to design and materials. Landlord, at Landlord’s option, shall either (i) install in the Building lobby a sign of appropriate size and suitable design identifying Tenant as an occupant of the Building, (ii) maintain a Building directory in which Tenant shall be allocated an appropriate number of listings, or (iii) provide some other reasonable and appropriate means of indicating in the lobby that Tenant is an occupant of the Building and Tenant’s location therein.

Section 9.20.           Attorneys’ Fees. Each party shall reimburse the other party, within twenty (20) days following written demand, for all reasonable costs and expenses (including reasonable attorneys’ fees, disbursements and court costs) incurred by such other party in connection with enforcing such other party’s obligations hereunder or in protecting such other party’s rights hereunder, whether incurred in connection with an action or proceeding commenced by Landlord, by Tenant, by a third party or otherwise, if such other party is successful in such proceeding.

Section 9.21.           Counterparts. This Lease may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Lease to produce or account for more than one such counterpart.

Section 9.22.           Invoices. Wherever in this Lease it is provided that either party shall render a bill or invoice to the other, the party giving such bill or invoice shall include evidence of the amounts set forth in the bill or invoice.

ARTICLE 10

Sublease Provisions

Section 10.01.    Sublease Provisions. (a) Notwithstanding the title of this document as a “Lease”, the parties acknowledge that this Lease is a sublease. This Lease is subject to, and Tenant accepts this Lease subject to, all of the terms, covenants, provisions, conditions and agreements contained in the Overlease and the matters to which the Overlease is subject and subordinate. This Lease shall also be subject to, and Tenant accepts this Lease also subject to, any future amendments or supplements to the Overlease hereafter made between Overlandlord and Landlord, provided that any such future amendment or supplement to the Overlease, except as herein expressly recognized, contemplated or agreed, does not in any material respect increase Tenant’s obligations or decrease Tenant’s rights from, out of or under this Lease or prohibit Landlord from meeting its obligations hereunder. In the event of termination, re-entry or dispossess by Overlandlord under the Overlease, Overlandlord may, at its option, take over all of the right, title and interest of Landlord, as sublessor, under this Lease, and Tenant shall, at Overlandlord’s option, attorn to Overlandlord pursuant to the then executory provisions of this Lease, except that Overlandlord shall not (i) be liable for any previous act or omission of Landlord under this Lease, (ii) be subject to any offset which theretofore accrued or may thereafter accrue to Tenant against Landlord, or (iii) be bound by any previous modification of this Lease made without Overlandlord’s consent or by any previous prepayment of more than one month’s rent.

(b)         The term “Landlord”, as used in this Lease, shall mean only the owner from time to time of the interest of the tenant under the Overlease. In the event of any transfer or assignment of such interest, the transferor or assignor shall be relieved and freed of all covenants, obligations and liability of Landlord under this Lease accruing after such transfer or assignment, and it shall be deemed, without further agreement, that the transferee or assignee has assumed and agreed to perform and observe all obligations of Landlord under this Lease subsequent to the effective date of the transfer or assignment.

(c)          Whenever Landlord has agreed that a required consent or approval shall not be withheld or delayed or unreasonably withheld or delayed, Landlord may withhold its consent or approval and/or it shall be deemed reasonable for Landlord to withhold or delay its consent or approval if Overlandlord, to the extent its consent is required pursuant to the terms of the Overlease, shall have delayed or refused to give any consent or approval which may be requested of it. Landlord shall promptly forward to Overlandlord such requests as Tenant may submit for approval or consent from Overlandlord. In the event a matter hereunder requires the consent of Overlandlord pursuant to the terms hereof or the Overlease and the time period for obtaining Overlandlord’s consent to a particular matter under the Overlease exceeds the time period set forth in this Lease with respect to such matter, such time period in this Lease shall be extended to the date set forth in the Overlease, plus an additional five (5) Business Days. If Landlord is willing to grant its consent to Tenant to a particular matter and Overlandlord is not willing to grant such consent, Landlord shall use good faith efforts to intermediate with Overlandlord to obtain such consent (without the obligation to spend sums of money, grant any concessions to Overlandlord under the Overlease or undertake any other monetary or non-monetary measures) and Tenant shall have the right to take whatever action may be available at law or under the Overlease to obtain such consent in its own name, and for that purpose and only to such extent, all of the rights of Landlord under the Overlease hereby are conferred upon and assigned to Tenant and Tenant is subrogated hereby to such rights to the extent that the same shall apply to the matter for which consent is sought. If any such action against Overlandlord in Tenant’s name shall be barred by reason of lack of privity, nonassignability or otherwise, Tenant may take such action in Landlord’s name provided Tenant has obtained the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided, and Tenant hereby agrees, that Tenant shall indemnify and hold Landlord harmless from and against all liability, loss, damage or expense, including reasonable attorneys’ fees and expenses, which Landlord shall suffer or incur by reason of such action. Landlord agrees to cooperate with Tenant in any reasonable manner requested by Tenant in connection with an action or proceeding by Tenant against Overlandlord to enforce Landlord’s rights under the Overlease in respect of such consent; provided, however, that Tenant shall have agreed in writing to reimburse Landlord for any expenses incurred by Landlord in connection with such cooperation.

(d)         Tenant covenants and agrees to perform (including to refrain from any action not permitted on the part of Landlord under the Overlease) and to observe all of the covenants, agreements, terms, provisions and conditions of the Overlease on the part of the Landlord to be performed and observed, to the extent that they apply to the Premises or the use and occupancy by Tenant of the Premises and the services and facilities of the Building. Tenant also covenants and agrees not to do or cause to be done or suffer or permit any act or thing to be done or suffered which would or might (i) constitute or cause a default under the Overlease, (ii) cause the Overlease or the rights of Landlord as tenant thereunder to be cancelled, terminated or forfeited, (iii) cause Landlord to become liable for any damages, costs, claims or penalties, or (iv) adversely affect or reduce any of Landlord’s rights or benefits under the Overlease. Without limiting the generality of the foregoing, Tenant acknowledges that Landlord is obligated pursuant to the terms of the Overlease, including Section 27.26 thereof, to reasonably cooperate with Overlandlord in connection with the conversion of the Building ownership to a synthetic condominium in connection with a transaction with the New York City Industrial Development Agency. Tenant agrees that it shall reasonably cooperate with Landlord to the extent necessary for Landlord to fulfill its obligations under the Overlease in connection with the foregoing condominium conversion, provided that Tenant’s rights and obligations under this Lease shall not be adversely affected thereby, except to a de minimis extent. Tenant agrees to indemnify, defend and hold Landlord harmless of, from and against any and all liabilities, losses, damages, suits, penalties, claims and demands of every kind or nature, including reasonable attorneys’ fees and expenses of defense and of enforcing this indemnity, by reason of Tenant’s failure to comply with the foregoing provisions of this clause (d) or arising from the use, occupancy or manner of use and/or occupancy of the Premises or of any business conducted therein, or from any work or thing whatsoever done or any condition created by or any other act or omission of Tenant, its assignees or subtenants, or their respective employees, agents, servants, contractors, invitees, visitors or licensees, in or about the Premises or any other part of the Building.

(e)          Landlord covenants and agrees to perform and observe all of the terms, covenants, provisions, conditions and agreements of the Overlease (including any and all rules and regulations which shall be in effect from time to time during the term of this Lease) in such manner so as to prevent the Overlease from being terminated and so as to not materially adversely affect or reduce the rights and benefits of Tenant under this Lease, it being understood that the foregoing relates solely to Landlord’s compliance with the Overlease in accordance with its terms and shall not be deemed or construed to obligate Landlord to seek to amend or contest, or otherwise act in any manner in contradiction to the express terms of the Overlease, or to commence any action against Overlandlord. Landlord represents that the Overlease is in full force and effect and that, to the best of Landlord’s knowledge, Landlord is not in default with respect to any material obligation of Landlord under the Overlease. Provided that Tenant is not then in default under this Lease beyond any applicable notice and grace period, Landlord agrees that it will not agree to a termination of the Overlease or take any action (or omit to take any action) that gives Overland the right to terminate the Overlease unless in connection therewith Overlandlord accepts this Lease as a direct lease between Overlandlord and Tenant, except as provided in the casualty and condemnation sections contained therein. If Landlord desires to terminate the Overlease, Tenant agrees to attorn to Overlandlord in connection with any such termination and to execute an attornment agreement in such form as may reasonably be requested by Landlord or Overlandlord. Landlord further covenants and agrees that if and so long as Tenant pays the Fixed Rent and Additional Charges and performs and observes all of the agreements, terms, conditions, covenants and provisions hereof, (i) Tenant shall quietly hold and enjoy the Premises, subject, however, to the terms of this Lease and the Overlease and to the matters to which the Overlease is subject and subordinate, and (ii) Landlord shall not do or suffer or permit anything to be done or suffered which would cause the Overlease to be cancelled, terminated or forfeited, except as provided in the casualty and condemnation sections contained therein.

(f)           Tenant acknowledges and agrees that certain services, repairs, restorations, and access to and from the Premises may be provided by Overlandlord and Landlord shall have no obligation during the term of this Lease to provide any such services, repairs, restorations, equipment and access to the extent the same is an obligation of Overlandlord under the Overlease. Tenant agrees to look solely to Overlandlord for the furnishing of such services, repairs, restorations, equipment and access. Landlord shall in no event be liable to Tenant nor shall the obligations of Tenant hereunder be impaired or the performance thereof excused because of any failure or delay on Overlandlord’s part in furnishing such services, repairs, restorations, equipment and access; provided, however, that if Landlord’s rent is actually abated pursuant to the Overlease in respect of the Premises with respect to a service or condition that Overlandlord is required to provide or maintain, then Fixed Rent payable hereunder by Tenant shall also be abated during the same period that Landlord’s rent is so abated. If Overlandlord shall default in any of its obligations to Landlord with respect to the Premises, Tenant shall be entitled to participate with Landlord in the enforcement of Landlord’s rights against Overlandlord, but Landlord shall have no obligation to bring any action or proceeding or to take any steps to enforce Landlord’s rights against Overlandlord. If, after written request from Tenant, Landlord shall fail or refuse to take appropriate action for the enforcement of Landlord’s rights against Overlandlord in respect of the Premises within a reasonable period of time considering the nature of Overlandlord’s default, Tenant shall have the right to take such action in its own name, and for that purpose and only to such extent, all of the rights of Landlord under the Overlease hereby are conferred upon and assigned to Tenant and Tenant is subrogated hereby to such rights to the extent that the same shall apply to the Premises. If any such action against Overlandlord in Tenant’s name shall be barred by reason of lack of privity, nonassignability or otherwise, Tenant may take such action in Landlord’s name provided Tenant has obtained the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided, and Tenant hereby agrees, that Tenant shall indemnify and hold Landlord harmless from and against all liability, loss, damage or expense, including reasonable attorneys’ fees and expenses, which Landlord shall suffer or incur by reason of such action. Landlord agrees to cooperate with Tenant in any reasonable manner requested by Tenant in connection with an action or proceeding by Tenant against Overlandlord to enforce Landlord’s rights under the Overlease in respect of the Premises; provided, however, that Tenant shall have agreed in writing to reimburse Landlord for any expenses incurred by Landlord in connection with such cooperation.

(g)          This Lease is subject to and conditioned upon Landlord’s obtaining the prior written consent of Overlandlord hereto as provided in Article 14 of the Overlease. Promptly following execution and delivery hereof, Landlord will submit this Lease to Overlandlord for such consent. Tenant agrees that it shall cooperate in good faith with Landlord and shall comply with any reasonable request made of Tenant by Landlord or Overlandlord in connection with the procurement of such consent including the execution and delivery of a Consent to Sublease in substantially the form attached hereto as Exhibit F (or such other form of consent as may be reasonably acceptable to Landlord and Tenant). However, in no event shall Landlord be obligated to make any payment to Overlandlord in order to obtain the consent of Overlandlord to this Lease or any provision hereof.

ARTICLE 11

Representations and Warranties

Section 11.01.    Landlord’s Representations and Warranties. Landlord hereby represents and warrants to Tenant that, as of the date hereof:

(a)         The execution, delivery and performance of this Lease by Landlord has been duly authorized by all necessary action on the part of Landlord.

(b)         The person executing this Lease on behalf of Landlord, has full power and authority to execute and deliver this Lease on behalf of Landlord and perform any action in connection therewith.

(c)          Except for the consent of Overlandlord, no consent, approval or authorization is required in connection with the execution, delivery and performance hereof by Landlord from any governmental entity or agency, or any party pursuant to any contract, mortgage, credit agreement, lease or other agreement or instrument to which Landlord is a party or by which it is bound.

(d)         Landlord knows of no outstanding claims, actions, suits, or proceedings affecting Landlord that, if adversely determined, would have a material adverse effect upon the operation of the Project.

(e)          The execution, delivery and performance of this Lease by Landlord, and the consummation of the transaction contemplated hereby, will not result in any violation of, or be in conflict with or constitute a default under (i) any term or provision of the articles or certificate of incorporation, by-laws, certificate of formation, operating agreement and/or any other similar governing document of Landlord, (ii) any term or condition of any contract, mortgage, loan agreement, lease, or other agreement or instrument to which Landlord is a party or by which it is bound or (iii) any term or condition of any judgment, decree, order, law, statute, rule, regulation, ordinance, franchise, certificate, permit or the like applicable to Landlord or by which Landlord or its properties or assets are bound or affected.

Section 11.02.    Tenant’s Representations and Warranties. Tenant hereby represents and warrants to Landlord that, as of the date hereof:

(a)         The execution, delivery and performance of this Lease by Tenant has been duly authorized by all necessary action on the part of Tenant.

(b)         The person executing this Lease on behalf of Tenant, has full power and authority to execute and deliver this Lease on behalf of Tenant and perform any action in connection therewith.

(c)          No consent, approval or authorization is required in connection with the execution, delivery and performance hereof by Tenant from any governmental entity or agency, or any party pursuant to any contract, mortgage, credit agreement, lease or other agreement or instrument to which Tenant is a party or by which it is bound.

(d)         Tenant knows of no outstanding claims, actions, suits, or proceedings affecting Tenant that, if adversely determined, would have a material adverse effect upon the financial condition of Tenant or upon the operation of the Premises.

(e)          The execution, delivery and performance of this Lease by Tenant, and the consummation of the transaction contemplated hereby, will not result in any violation of, or be in conflict with or constitute a default under (i) any term or provision of the articles or certificate of incorporation, by-laws, certificate of formation, operating agreement and/or any other similar governing document of Tenant, (ii) any term or condition of any contract, mortgage, loan agreement, lease, or other agreement or instrument to which Tenant is a party or by which it is bound or (iii) any term or condition of any judgment, decree, order, law, statute, rule, regulation, ordinance, franchise, certificate, permit or the like applicable to Tenant or by which Tenant or its properties or assets are bound or affected.

ARTICLE 12

FIRST OFFER SPACE

Section 12.01.    Definitions.

“First Offer Space” means any space on the 5th floor of the Building that becomes available to sublease by Landlord during the First Offer Period and that Landlord intends to sublease to parties that are not Affiliates of Landlord.

“First Offer Period” means the period commencing on the date which is 180 days after the Rent Commencement Date and ending on the date which is two (2) years prior to the Expiration Date.

Section 12.02.    First Offer Space. Landlord shall, prior to offering any First Offer Space to any prospective tenant, subtenant or other occupant, deliver to Tenant from time to time during the First Offer Period a written notice (a “Landlord Offer Notice”) offering to sublease such First Offer Space to Tenant on a commencement date described therein and expiring on the Expiration Date. If Tenant shall deliver to Landlord a written acceptance of the offer contained in any Landlord Offer Notice (any such acceptance, a “Tenant Acceptance Notice”) within ten (10) Business Days after Tenant’s receipt thereof, then, on the date on which Landlord delivers vacant possession of such First Offer Space to Tenant in the condition provided for hereunder (the “First Offer Space Inclusion Date”), such First Offer Space shall become part of the Premises, upon all of the terms and conditions set forth in this Lease, except Rent and other charges payable under this Lease shall each be increased proportionately based upon the increase of space to the Premises on a per rentable square foot basis on account of the First Offer Space in question, provided that Tenant shall be entitled to an abatement of the Fixed Rent payable with respect to the First Offer Space in question equal to 180 days multiplied by a fraction, the numerator of which is the remaining term of the Lease as of the First Offer Space Inclusion Date and the denominator of which is the term of the Lease as of the Commencement Date (such fraction being referred to herein as the “Multiplying Fraction”). Promptly after the occurrence of a First Offer Space Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the applicable First Offer Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, however, that failure by Landlord and Tenant to execute such instrument shall not affect the inclusion of the applicable First Offer Space in the Premises in accordance with this Article 12.

Section 12.03.    Relinquishment of First Offer Space Rights. If Tenant shall fail to deliver a Tenant Acceptance Notice within such ten (10) day period, then (i) Tenant’s rights under this Article 12 with respect to the First Offer Space described in the corresponding Landlord Offer Notice shall be deemed to have been waived and relinquished, and Landlord shall at all times thereafter be entitled to offer, show, market and lease such First Offer Space to others at such rental and upon such terms as Landlord in its sole discretion may desire, and (ii) Tenant shall, promptly following demand by Landlord, execute an instrument reasonably satisfactory to Tenant confirming Tenant’s waiver of, and extinguishing, Tenant’s rights under this Article 12, but the failure by Tenant to execute any such instrument shall not affect the provisions of clause (i) above.

Section 12.04.                  First Offer Space Construction Allowance. Landlord shall pay to Tenant First Offer Construction Costs and First Offer Soft Costs for the First Offer Space in question in an amount (the “First Offer Construction Allowance”) which shall not exceed the product of (a) Fifty and No/100 Dollars ($50.00) multiplied by the number of rentable square feet in the First Offer Space in question and (b) the Multiplying Fraction; provided, however, that payments in respect of First Offer Soft Costs shall not in the aggregate exceed fifteen percent (15%) of the First Offer Space Construction Allowance. Tenant shall pay from its own funds, and Landlord shall have no obligation with respect to, (y) any and all costs which are not First Offer Construction Costs or First Offer Soft Costs and/or (z) any and all First Offer Construction Costs in excess of the First Offer Construction Allowance or First Offer Soft Costs in excess of the limitation described in the foregoing sentence. As used in this Lease, the term “First Offer Construction Costs” means amounts actually incurred and paid by Tenant and Tenant’s contractors, subcontractors and vendors in connection with Tenant’s Alterations for Tenant’s initial occupancy of the applicable First Offer Space solely for the documented, bona fide cost of (i) construction supplies and materials which are physically installed in and made a part of the First Offer Space in question, including the documented, bona fide costs of carpeting, wall coverings, partitions, any electric meter or submeter, and permit fees, and (ii) labor actually performed within the First Offer Space in question. The term “First Offer Soft Costs” means amounts actually incurred and paid by Tenant in connection with Tenant’s Alterations for Tenant’s initial occupancy of the applicable First Offer Space solely for the documented, bona fide cost of accounting, legal, architectural, engineering and other professional or consulting services. The First Offer Construction Allowance shall be disbursed in the same manner (and subject to the same conditions) as the Construction Allowance pursuant to Section 5.01(f) hereof.

Section 12.05.    Delivery of Possession of the First Offer Space. If Landlord is unable to deliver possession of the First Offer Space in question to Tenant for any reason on or before the date on which Landlord anticipates that such First Offer Space shall be available as set forth in the Landlord Offer Notice, the First Offer Space Inclusion Date shall be the date on which Landlord is able to so deliver possession and Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired, provided Landlord agrees to use commercially reasonable efforts to cause any tenant or occupant of the First Offer Space to vacate such space including the commencement and diligent prosecution of legal proceedings if such tenant or occupant holds over for more than thirty (30) days; provided that Tenant may rescind its Tenant Acceptance Notice unless the First Offer Space Inclusion Date is not more than 180 days after the date of the Landlord Offer Notice. This Section 12.04 constitutes “an express agreement to the contrary” within the meaning of Section 223-a of the Real Property Law of the State of New York and any other law of like import hereafter in force.

Section 12.06.    Subordination of the First Offer Space Rights. Tenant’s rights under this Article 12 are subject and subordinate to (a) the terms and conditions contained in the Overlease, and (b) a person or entity that is then the tenant or occupant of such space.

Section 12.07.    Conditions Precedent to First Offer Space Rights. Notwithstanding anything to the contrary contained in this Article 12, Landlord shall have no obligation to deliver a Landlord Offer Notice, and Tenant shall have no right to receive a Landlord Offer Notice or deliver a Tenant Acceptance Notice on any date on which Tenant (a) is in default under this Lease beyond any applicable notice and grace period or (b) occupies less than eighty percent (80%) of the rentable area of the Premises (as set forth in Section 2.01 above). At any time when Tenant (i) is so in default under this Lease or (ii) occupies less than eighty percent (80%) of the rentable area of the Premises, (x) Landlord may, by notice to Tenant, cease any negotiations with Tenant for the leasing of any First Offer Space and on and after the date of such notice Tenant shall have no rights and Landlord shall have no obligations under this Article 12 with respect to such First Offer Space, and (y) Landlord may withdraw a Landlord Offer Notice by notice to Tenant, and from the date of such notice Tenant shall have no rights and Landlord shall have no obligations under this Article 12 with respect to such withdrawn Landlord Offer Notice. Tenant’s rights contained in this Article 12 shall be personal to and benefit Tenant only and shall not be transferable to any successor or assign of Tenant.

Section 12.08.    Article 12 is Part of Lease. The termination of this Lease shall also terminate and render void all rights of Tenant under this Article 12. Tenant’s rights under this Article 12 may not be severed from this Lease or separately sold, separately assigned or separately transferred.

ARTICLE 13

SECURITY DEPOSIT

Section 13.01.             Letter of Credit Security Deposit. Tenant shall deposit with Landlord on the signing of this Lease a “clean,” unconditional, irrevocable and transferable letter of credit (the “Letter of Credit”), substantially in the form attached hereto as Exhibit J, in the amount of Two Million Ninety-Four Thousand Five Hundred Twenty-Eight and No/100 Dollars ($2,094,528.00), satisfactory to Landlord, issued by and drawn on a bank reasonably satisfactory to Landlord (it being agreed that as of the date hereof Silicon Valley Bank is hereby deemed satisfactory to Landlord), for the account of Landlord, for a term of not less than one (1) year, as security for the faithful performance and observance by Tenant of the terms, covenants, conditions and provisions of this Lease, including the surrender of possession of the Premises to Landlord as herein provided. The Letter of Credit shall either (x) expire sixty (60) days after the Expiration Date (the “LC Date”) or (y) be automatically self-renewing until the LC Date. For the avoidance of doubt, if the Term is extended by reason of amendment or any other reason, Tenant shall be obligated to continue to provide to Landlord and maintain for Landlord’s benefit the Letter of Credit until the date which is sixty (60) days after any such extended Expiration Date (which later date will be the LC Date once such amendment is entered into). The Letter of Credit and any replacement Letter of Credit shall state that drafts drawn under and in compliance with the terms of such Letter of Credit will be duly honored upon presentation to the issuing bank in person or by courier at its office location in the City, County and State of New York; provided, however, that Landlord shall agree that a Letter of Credit or any replacement Letter of Credit that does not provide for presentation as aforesaid is acceptable (provided that the other conditions hereof are satisfied) so long as (a) the issuing bank is licensed to do business in the State of New York, (b) the issuing bank is subject to the jurisdiction of the courts sitting in the State of New York, and (c) such Letter of Credit allows for presentation by facsimile or other electronic means without the need to present or deliver the original Letter of Credit as a condition precedent to drawing upon same.

Section 13.02.             Letter of Credit Draws. If a default by Tenant under this Lease beyond any applicable notice and grace period hereunder occurs and is continuing, then Landlord may present the Letter of Credit for payment and apply the whole or any part of the proceeds thereof (i) toward the payment of any item of Rent as to which Tenant is in Default, (ii) toward any sum which Landlord may expend or be required to expend by reason of Tenant’s default, including reasonable attorneys’ fees and disbursements, incurred or suffered by Landlord, and (iii) toward any damage or deficiency incurred or suffered by Landlord in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Landlord.

Section 13.03.             Cash Security Deposit. If Landlord shall draw on the Letter of Credit and the proceeds so drawn are in excess of the funds necessary to cure Tenant’s default, Landlord shall maintain such cash security deposit in a separate interest-bearing account. Landlord shall be entitled to receive and retain as an administrative expense an amount equal to permitted statutory administration fees (but not in excess of the interest earned on any such cash security deposit), which fees Landlord shall have the right to withdraw, at any time and from time to time, as Landlord may reasonably determine. The balance of the interest (if any) shall be paid to Tenant, or credited against the next ensuing installment of Fixed Rent due hereunder, after written demand therefor from Tenant to Landlord served within a reasonable time following each anniversary of the Commencement Date. Notwithstanding the foregoing, if Landlord applies or retains any part of the proceeds of the Letter of Credit then Tenant, upon demand, shall deliver a new Letter of Credit (or any amendment to the Letter of Credit increasing such Letter of Credit to the required amount) with Landlord for the amount of the Letter of Credit immediately prior to any such application or retention so that Landlord has a Letter of Credit for the full amount on hand at all times during the Term.

Section 13.04.             Return of the Security Deposit. If Tenant fully and faithfully complies with all of the terms, provisions, covenants and conditions of this Lease, then promptly after the later of (i) the LC Date and (ii) delivery of vacant possession of the Premises to Landlord, the Letter of Credit shall either (a) be returned to Tenant by Landlord or (b) if Landlord shall have drawn upon such security to remedy defaults by Tenant in the payment or performance of any of Tenant’s obligations under this Lease, Landlord shall return to Tenant that portion, if any, of the security remaining in Landlord’s possession, which has not been applied to remedy, and will not be required to remedy, any Tenant default. In the event of a sale or leasing of the Project or the Building, Landlord shall transfer the Letter of Credit (or any cash security deposit then being held) to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of the Letter of Credit and Tenant shall cause the bank which issued the Letter of Credit to issue an amendment to the Letter of Credit or issue a new Letter of Credit naming the vendee or lessee as the beneficiary thereunder and, in such case, Tenant shall look solely to the new landlord for the return of the Letter of Credit. Tenant shall be responsible to pay as Additional Charges all transfer fees and any incidental costs and fees of the issuing bank with respect to any such transfer of the Letter of Credit. The provisions hereof shall apply to every transfer or assignment of the Letter of Credit made to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance (except to the assignee in connection with a permitted assignment of this Lease). Tenant shall renew any Letter of Credit from time to time, at least thirty (30) days prior to the expiration thereof, and deliver to Landlord a new Letter of Credit or an endorsement to the Letter of Credit, and any other evidence required by Landlord that the Letter of Credit has been renewed for a period of at least one (1) year. If Tenant fails to renew the Letter of Credit as aforesaid, then Landlord may present the Letter of Credit for payment and retain the proceeds thereof as security in lieu of the Letter of Credit. The costs, fees and expenses of Landlord (including reasonable attorneys’ fees and disbursements) incurred with respect to any transfer amendment or replacement Letter of Credit shall be reimbursed by Tenant within ten (10) days of demand therefor.

Section 13.05.             Issuer of the Letter of Credit. In the event that Landlord shall commercially reasonably determine that the issuer of the Letter of Credit (or any replacement thereof from time to time) is not sufficiently solvent or has inadequate reserves or liquidity, Landlord may, from time to time, request that Tenant provide Landlord with a replacement Letter of Credit drawn on a substitute bank reasonably satisfactory to Landlord and otherwise in accordance with the terms of this Lease and in such case, Tenant agrees to use Tenant’s commercially reasonable efforts to provide Landlord with such replacement Letter of Credit as soon as reasonably practical, but in no event more than eleven (11) Business Days after Landlord’s request therefor. In the event that Tenant cannot provide Landlord with a replacement Letter of Credit within such 11-Business Day period after Landlord’s request therefor, then Tenant shall deposit with Landlord in immediately available funds a sum equal to the Letter of Credit prior to the expiration of such 11-Business Day period. In the event that Tenant fails to provide either a replacement Letter of Credit or cash security deposit prior to the expiration of such 11-Business Day period, then Tenant agrees that Landlord may draw upon the original Letter of Credit and use such funds as the security deposit in accordance with Sections 13.02 and 13.03 hereof. Landlord agrees to return the security deposit or the original Letter of Credit, as the case may be, to Tenant at such time as Tenant shall provide Landlord with a replacement Letter of Credit as set forth in this Section 13.05.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

Landlord:	CREDIT SUISSE (USA), INC.

	By:	/s/ Andrew Federbusch
		Name:	Andrew Federbusch
		Title:	Managing Director

[Signature Page to Lease between Credit Suisse (USA), Inc. and Yext, Inc.]

Tenant:	YEXT, INC.

	By:	/s/ Alok Bhushan
		Name:	Alok Bhushan
		Title:	CFO

Tenant’s Federal Tax I.D. No.:	[***]

[Signature Page to Lease between Credit Suisse (USA), Inc. and Yext, Inc.]

EXHIBIT A

DESCRIPTION OF LAND

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the westerly side of Park Avenue South and the northerly side of East 23rd Street;

RUNNING THENCE westerly along the northerly side of East 23rd Street, 425 feet to the corner formed by the intersection of the northerly side of East 23rd Street and the easterly side of Madison Avenue;

THENCE northerly along the easterly side of Madison Avenue, 122 feet 8 inches;

THENCE easterly along a line parallel with the southerly side of East 24th Street, 85 feet;

THENCE northerly along a line parallel with the easterly side of Madison Avenue, 74 feet 10 inches to the southerly side of East 24th Street;

THENCE easterly along the southerly side of East 24th Street, 340 feet to the corner formed by the intersection of the southerly side of East 24th Street and the westerly side of Park Avenue South;

THENCE southerly along the westerly side of Park Avenue South, 197 feet 6 inches to the point or place of BEGINNING.

A-1

EXHIBIT B

PREMISES FLOOR SPACE PLAN

B-1

EXHIBIT C

BUILDING RULES AND REGULATIONS

1.                                      The rights of tenants and employees, licensees and invitees to the sidewalks, entrances, corridors, elevators and escalators of the Building are limited to ingress and egress from their demised premises and for going from one part of the Building to another. Tenants shall not use, or permit the use of such sidewalks, entrances, corridors, elevators or escalators for any other purposes. Landlord shall have the right to regulate the use of and operate the public portions of the Building, as well as portions furnished for the common use of tenants, in such manner as it reasonably deems best for the benefit of tenants generally.

2.                                      No awnings or other projections of any kind over or around the windows of any demised premises shall be installed by tenants.

3.                                      No handtrucks, except those equipped with rubber air-filled tires and side guards, shall be used in the Building by tenants, jobbers or others in the delivery or receipt of merchandise. No hand trucks shall be used in passenger elevators or escalators.

4.                                      No bicycles, vehicles or animals of any kind (except for seeing eye dogs) shall be brought into or kept in or about any demised premises in the Building.

5.                                      No cooking shall be done or permitted by any tenant within its demised premises except in any appropriately ventilated kitchen, cafeteria or other dining facilities and associated food and beverage preparation handling and service facilities in its demised premises, if any, as set forth in that tenant’s space plan, which are to be used only as provided in its Lease. A tenant shall not cause or permit any unusual or objectionable odors to be produced on or emanate from its demised premises which would unreasonably annoy another tenant or create a nuisance.

6.                                      Landlord reserves the right to rescind, alter or waive any Rule or Regulation at any time when it reasonably deems necessary, desirable or proper for the best interest of tenants or the appearance, operation, reputation, safety, character of the Building, and no rescission, alteration or waiver of any Rule or Regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.

7.                                      In the event of a conflict between the Building Rules and Regulations and the Lease, the Lease shall prevail and in instances where provisions of the lease supplement the provisions contained herein, those provisions shall be deemed to be incorporated herein.

8.                                      In any instance in these Rules and Regulations involving Landlord’s consent, judgment or discretion, Landlord agrees to be reasonable in withholding any such consent or exercising its judgment or discretion.

C-1

EXHIBIT D

OVERLEASE

(See attached)

EXHIBIT E

HEATING, VENTILATION AND AIR CONDITIONING PERFORMANCE

The air conditioning system shall be capable of providing inside conditions of not more than 76+2°F. dry bulb and 50% relative humidity with outside conditions of not more than 95°F. dry bulb and 75°F. wet bulb.

The system shall be capable of delivering not less than .25 cfm of fresh air per usable square foot, and of maintaining a minimum temperature of 72°F. dry bulb when the outside temperature is 0°F. dry bulb.

All of the foregoing performance criteria are based upon an occupancy of not more than one person per 150 square feet of usable floor area in the premises, and upon a combined lighting and standard electrical load not to exceed 4.0 watts per square foot of usable floor area in the premises.

Toilet exhaust shall be made available to the bathrooms in the Premises at a rate of no less than 2 cfm for each usable square foot of bathroom space in the Premises, but capped outlets for general use will not be available.

E-1

EXHIBIT F

OVERLANDLORD CONSENT

1 MADISON OFFICE FEE LLC

c/o SL Green Realty Corp.

420 Lexington Avenue

New York, New York 10170

, 2014

Credit Suisse (USA), Inc.

1 Madison Avenue

New York, New York

Re:                             (i) Second Amendment and Restatement of Lease, dated as of April 29, 2005, by and between Credit Suisse (USA), Inc. (f/k/a Credit Suisse First Boston (USA), Inc.), a Delaware corporation (“Tenant”), and 1 Madison Office Fee LLC, a Delaware limited liability company (“Landlord”), as amended by that certain Third Amendment of Lease, dated as of November 23, 2005, Fourth Amendment to Restatement of Lease, dated as of April 23, 2007, and Fifth Amendment to Restatement of Lease, dated as of June 20, 2007 (as may be further amended, modified or supplemented from time to time, the “Lease”), covering a portion of the 5th floor consisting of 32,727 rentable square feet (the “Premises”) in the building known as 1 Madison Avenue, New York, New York (the “Building”); and

(ii) Lease, dated as of                  , 2014 (the “Sublease”), between Tenant, as sublandlord, and Yext, Inc., as subtenant (“Subtenant”), covering the Premises.

Dear Sir or Madam:

Reference is made to the above captioned Lease and Sublease. Tenant has requested the consent of Landlord to the Sublease.

Consent to the Sublease is granted upon the following terms and conditions:

1.              The Sublease shall not in any way modify, amend or affect the Lease or affect Tenant’s obligations thereunder. Tenant represents that a true and complete copy of the Sublease as executed by Tenant and Subtenant is attached hereto as Exhibit A.

2.              This consent shall not be construed so as to modify or increase any of Landlord’s or Tenant’s obligations under the Lease, except to the extent expressly set forth herein.

3.              Subtenant shall not permit any other or further assignment or subletting of all or any portion of the Premises, without Landlord’s prior written consent in each instance. Except as otherwise provided in the Lease, with respect to any assignment or subletting, any right of leaseback shall be for the benefit of Landlord, not Tenant, and any net profit received by Tenant in connection with any permitted assignment or subletting shall be paid by Tenant to the Landlord, in accordance with the applicable provisions of the Lease.

4.              This consent shall not be construed to permit any greater use of services provided to the Tenant pursuant to the Lease including, but not limited to, Landlord’s obligations to supply electrical service.

5.              Notwithstanding anything herein contained, the Sublease shall in all respects be subject to, and subordinate to, the Lease and to all of the terms and conditions thereof.

6.              If at any time prior to the expiration of the term of the Sublease, the term of the Lease shall terminate or be terminated for any reason including, but not limited to, termination by operation of any provisions of the Lease, or by operation of law, Subtenant agrees, at the election and upon demand of the Landlord or any other owner of the Building (as defined in the Lease) or of the holder of any mortgagee in possession of the Building, or of any lessee under any lease to which the Lease shall be subject and subordinate, to attorn, from time to time, to Landlord or any such owner, holder or lessee, upon the then executory terms and conditions set forth in the Sublease for the remainder of the term demised in the Sublease. The foregoing provisions of this paragraph shall enure to the benefit of Landlord and/or any such owner, holder or lessee and shall apply notwithstanding that, as a matter of law, the Sublease may terminate upon the termination of the Lease, shall be self-operative upon any such demands, and no further instrument shall be required to give effect to said provisions. Upon demand of Landlord or any such owner, holder or lessee, Subtenant agrees, however, to execute, from time to time, instruments in confirmation of the foregoing provisions of this paragraph reasonably satisfactory to Landlord or any such owner, holder or lessee, in which Subtenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy. Nothing contained in this paragraph shall be construed to impair any right otherwise exercisable by Landlord or any such owner, holder or lessee. Nothing contained herein or in the Sublease shall be deemed to create privity of contract between Landlord and Subtenant except if Landlord elects to require Subtenant to attorn after termination of the Lease, in which event, Landlord will be the sublandlord under the Sublease but Landlord shall not be bound by any amendment or modification of the Sublease made without the written consent of Landlord or liable to Subtenant with respect to or responsible for: (i) any breach or default of Tenant under the Sublease; (ii) sublease rents paid in advance to Tenant; (iii) furnishing services or affording rights of a different nature, or to greater extent than those which Landlord would be obligated to give to Tenant under the Lease with regard to the space occupied by Subtenant; or (iv) the retention, application and/or return to Subtenant of any security deposit paid to Tenant or any prior sublandlord, whether or not still held by Tenant or such prior sublandlord, unless, until and to the extent Landlord has actually received for its own account as sublandlord such security deposit.

7.              This consent shall not be assignable. This consent is to the act of subleasing only and not to any of the provisions of the aforesaid Sublease. Without limiting the generality of the foregoing, nothing contained herein or in the Sublease shall constitute Landlord’s consent to any alteration without regard to whether or not such alteration is expressed or implied in the Sublease, and all alterations must comply with the applicable provisions of the Lease.

8.              Tenant and Subtenant each shall indemnify and defend Landlord, agents, servants and employees from and against any claims for commissions or other compensation from or by any real estate broker in connection or arising out of this Sublease.

9.              This consent shall have no force or effect unless and until it is fully executed and delivered by each of the parties referred to below and shall be binding upon and inure to the benefit of each of their respective legal representatives, successors and permitted assigns.

Very truly yours,

1 MADISON OFFICE FEE LLC, as Landlord

By:
Name:
Title:

The above is agreed to:

CREDIT SUISSE (USA), INC., as Tenant

By:
Name:
Title:

YEXT, INC., as Subtenant

By:
Name:
Title:

EXHIBIT A

SUBLEASE

(See attached)

EXHIBIT G

CLEANING SPECIFICATIONS

GENERAL CLEANING — NIGHTLY

(A)                               Dust sweep all stone, ceramic tile, marble terrazzo, asphalt tile, linoleum, rubber, vinyl and other types of flooring.

(B)                               Carpet sweep all carpets and rugs four (4) times per week.

(C)                               Vacuum clean all carpets and rugs, once (1) per week.

(D)                               Empty and clean all wastepaper baskets, and receptacles; damp dust as necessary. Under NYC law, it is the responsibility of the tenant to have all recyclable materials placed in one large central container.

(E)                                Remove all normal wastepaper and tenant rubbish to a designated area in the premises. (Excluding cafeteria waste, bulk materials, and all special materials such as old desks, furniture, etc.)

(F)                                 Dust all furniture, and window sills as necessary.

(G)                               Dust clean all glass furniture tops.

(H)                              Dust all chair rails, trim and similar objects as necessary.

(I)                                   Dust all baseboards as necessary.

(J)                                   Wash clean all water fountains.

(K)                               Keep locker and service closets in clean and orderly condition.

LAVATORIES — NIGHTLY (EXCLUDING PRIVATE & EXECUTIVE LAVATORIES)

(A)                               Sweep and mop all flooring.

(B)                               Wipe clean all mirrors, powder shelves and brightwork, including flushometers, piping toilet seat hinges.

(C)                               Wash and disinfect all basin, bowls and urinals.

(D)                               Wash both sides of all toilet seats.

(E)                                Dust all partitions, tile walls, dispensers and receptacles.

(F)                                 Empty and clean paper towel and sanitary disposal receptacles.

(G)                               Fill toilet tissue holders, soap dispensers and towel dispensers; materials to be furnished by Landlord.

G-1

(H)                              Remove all wastepaper and refuse to designated area in the premises.

LAVATORIES — PERIODIC CLEANING (EXCLUDING PRIVATE & EXECUTIVE LAVATORIES)

(A)                               Machine scrub flooring as necessary.

(B)                               Wash all partitions, tile walls, and enamel surfaces periodically, using proper disinfectant when necessary.

DAY SERVICES — DUTIES OF THE DAY PORTERS (EXCLUDING PRIVATE & EXECUTIVE LAVATORIES)

(A)                               Police ladies’ restrooms and lavatories, keeping them in clean condition.

(B)                               Fill toilet dispensers; materials to be furnished by Landlord.

(C)                               Fill sanitary napkin dispensers; materials to be furnished by Landlord.

SCHEDULE OF CLEANING

(A)                               Upon completion of the nightly chores, all lights shall be turned off, windows closed, doors locked and offices left in a neat and orderly condition.

(B)                               All day, nightly and periodic cleaning services as listed herein, to be done five nights each week, Monday through Friday, except Union and Legal Holidays.

(C)                               All windows of the premises will be cleaned inside out three times per year, weather permitting.

G-2

EXHIBIT H

DELIVERY CONDITION WORK

1.                                      Legally demise the Premises in accordance with all applicable codes;

2.                                      Demolish the Premises to a vacant and broom clean condition, with any exposed steel fireproofed;

3.                                      Clean and repair or replace as necessary the perimeter induction units (including removal of old, existing wiring, interior spaces vacuumed and control valves and thermostats tested);

4.                                      Provide connection points for Tenant’s strobes and related Class E connections;

5.                                      Install sprinkler risers and valve connection (if necessary) and, to the extent required by code, a temporary sprinkler loop; and

6.                                      Repair major imperfections/penetrations in the slab.

H-1

EXHIBIT I

CERTIFICATE OF OCCUPANCY

(See attached)

Certificate of Occupancy
CO Number: [***]

This certifies that the premises described herein conforms substantially to the approved plans and specifications and to the requirements of all applicable laws, rules and regulations for the uses and occupancies specified. No change of use or occupancy shall be made unless a new Certificate of Occupancy is issued. This document or a copy shall be available for inspection at the building at all reasonable times.

A.	Borough: Manhattan		Block Number: 00853	Certificate Type: Temporary
	Address: 1 MADISON AVE		Lot Number(s): 2	Effective Date: 04/24/2014
	Building Identification Number (BIN): 1088749			Expiration Date: 07/23/2014
Building Type: Altered

This building is subject to this Building Code: 1968 Code
For zoning lot metes & bounds, please see BISWeb.

B.	Construction classification:	1-B	(1968 Code designation)
	Building Occupancy Group classification:	B	(2008 Code)
	Multiple Dwelling Law Classification:	None
	No. of stories: 14	Height in feet: 150		No. of dwelling units: 0

C.	Fire Protection Equipment:
Standpipe system, Fire alarm system, Sprinkler system, Fire Suppression system
D.	Type and number of open spaces:
None associated with this Filing.
E.	This Certificate is issued with the following legal limitations:
None
Outstanding requirements for obtaining Final Certificate of Occupancy:
There are 14 outstanding requirements. Please refer to BISWeb or further detail.
Borough Comments: None

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Acting

Borough Commissioner	Commissioner

DOCUMENT CONTINUES OH NEXT PAGE

Permissible Use and Occupancy

All Building Code occupancy group designations below are 2008 designations.

			Building
	Maximum	Live load	Code	Dwelling or
Floor	persons	lbs per	occupancy	Rooming	Zoning
From To	permitted	sq. ft.	group	Units	use group	Description of use
CBL	200	120	B		6	SERVICE AND BANK AREA
CEL	200	100	B		6	DINING ROOMS
SC1	258		A-3		6	FITNESS CENTER
SC1	112		B		6	MEDICAL OFFICES
SC1	1358		B		6	DINING. SERECE, STORAGE. AND CONFERENCE ROOMS
MZ1		80	B		6	MEETING ROOMS AND OFFICES
M13		50	F-2		6	MECHANICAL EQIJIPMENT
M14	40	40	F-2		6	MECHANICAL EQUIPMENT
001 001		175	F-2		6	LOADING BERTH
001 001	970	100	M		6	STORES
001 001	1500	120	B		6	BANK
001 001	179	100	A-2		6	EATING AND DRINKING ESTABLISHMENT
002 002	682	100	B		6	OFFICES

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Acting

Borough Commissioner	Commissioner

DOCUMENT CONTINUES ON NEXT PAGE

Permissible Use and Occupancy

All Building Code occupancy group designations below are 2008 designations.

			Building
	Maximum	Live load	Code	Dwelling or
Floor	persons	lbs per	occupancy	Rooming	Zoning
From To	permitted	sq. ft.	group	Units	use group	Description of use
003 003	630	80	B		6	OFFICES
003 003		100	B		6	ROOF
004 004	640	100	B		6	OFFICES
005 005	630	100	B		6	OFFICES
006 006	640	100	B		6	OFFICES
007 008	630	100	B		6	OFFICES
009 009		80	B		6	OFFICES
009 009		100	B		6	ROOF
010 010	540	80	B		6	OFFICES
010 010		100	B		6	ROOF
011 011	524	80	B		6	OFFICES
011 011		100	B		6	ROOF
012 012	800	100	A-2		6	EATING AND DRINKING

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Acting

Borough Commissioner	Commissioner

DOCUMENT CONTINUES ON NEXT PAGE

Permissible Use and Occupancy

All Building Code occupancy group designations below are 2008 designations.

			Building
	Maximum	Live load	Code	Dwelling or
Floor	persons	lbs per	occupancy	Rooming	Zoning
From To	permitted	sq. ft.	group	Units	use group	Description of use
012 012		100	F-2		6	KITCHEN
012 012		100	A-3		6	MEETING ROOMS
013 013	40	120	F-2		6	MECHANICAL EQUIPMENT
013 013		100	B		6	ROOF
014 014			B		6	ROOF
014 014	40	100	B		6	ACCESSORY LAUNDRY
RO F		40	B		6	ROOF, MECHANICAL EQUIPMENT
PEN	20	100	F-2		6	MECHANICAL EQUIPMENT
PEN		120	B		6	ROOF
PT2		120	B		6	COOLING TOWER

END OF SECTION

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Acting

Borough Commissioner	Commissioner

END OF DOCUMENT

EXHIBIT J

LETTER OF CREDIT

BENEFICIARY:

CREDIT SUISSE (USA), INC.

Eleven Madison Avenue

New York, New York 10010-3629

IRREVOCABLE STANDBY LETTER OF CREDIT                   , 2014

Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit Number            in favor of CREDIT SUISSE (USA), INC. (“Beneficiary”) by order and for account of YEXT, INC. (“Obligor”) for a sum or sums not exceeding in all [                     ] DOLLARS ($[             ]) available by your sight draft(s) drawn on us accompanied by:

Your certificate, signed by an authorized officer of Beneficiary stating that: “The amount of this drawing, U.S. Dollars [           ], under [issuing bank’s name] Letter of Credit Number          represents funds due us due to a default by Tenant under the Lease, dated as of            , 2014, between CREDIT SUISSE (USA), INC., as Landlord, and YEXT, INC., as Tenant, as the same may have been further amended or assigned.”;

or, in the alternative,

Your certificate, signed by an authorized officer of Beneficiary, stating that: “The amount of this drawing, U.S. Dollars [                 ], under [issuing bank’s name] Letter of Credit Number              represents funds due us as we have received notice from [issuing bank’s name] of its decision not to renew the Letter of Credit for an additional year and Tenant’s obligations under the Lease remain outstanding and we did not receive an acceptable replacement Letter of Credit at least thirty (30) days prior to the expiration of this Letter of Credit”.

Partial Drawing and multiple presentations are permitted hereunder.

THIS LETTER OF CREDIT IS TRANSFERABLE WITHOUT COST TO BENEFICIARY IN FULL AND NOT IN PART, AND MAY BE SUCCESSIVELY TRANSFERRED BY YOU OR ANY TRANSFEREE HEREUNDER TO A SUCCESSOR TRANSFEREE(S). ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF RULE 6 OF THE INTERNATIONAL STANDBY PRACTICES (ISP98) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590. SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER IN THE FORM OF EXHIBIT A ATTACHED HERETO, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM AUTHENTICATED BY YOUR BANK. UNDER NO CIRCUMSTANCES SHALL THIS LETTER OF CREDIT BE TRANSFERRED TO ANY PERSON OR ENTITY WITH WHICH U.S. PERSONS OR ENTITIES ARE PROHIBITED FROM CONDUCTING BUSINESS UNDER U.S. FOREIGN ASSET CONTROL REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND OTHER APPLICABLE U.S. LAWS AND REGULATIONS. CHARGES AND FEES RELATED TO SUCH TRANSFER WILL BE FOR THE ACCOUNT OF THE APPLICANT. HOWEVER, ANY REQUEST

FOR TRANSFER SHALL NOT BE CONTINGENT UPON APPLICANT’S ABILITY TO PAY ANY CHARGE OR FEE RELATED TO SUCH TRANSFER.

Drafts drawn hereunder must be marked “DRAWN UNDER [                          BANK] CREDIT NO.          DATED         , 2013.”

This Letter of Credit shall be deemed to be automatically extended, without amendment, for consecutive periods of one year each unless we send written notice to you by overnight courier service or registered mail not less than sixty (60) days prior to any expiration date of this Letter of Credit (as it may have been previously extended) that we elect not to have this Letter of Credit extended.

This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any documents or instrument.

We engage with you that your draft(s) drawn hereunder and in compliance with the terms of this credit will be duly honored by us on delivery of documents as specified, if presented at our offices at                                       , on or before [          ]. If such draft and certificate are presented at our counters or delivered to us by overnight courier at or prior to 2:00 p.m. (New York City time) on a business day, payment of the amount specified in such draft shall be made on or before the next succeeding business day. If such draft and certificate are presented at our counters after 2:00 p.m. (New York City time) on a business day, payment of the amount specified in such draft shall be made on or before the second succeeding business day. As used herein, “business day” means any day other than Saturday, Sunday or a legal holiday in New York City.

Alternatively, presentation of such drawing document(s) may be made by fax transmission to [          ], or such other fax number identified by us in a written notice to you. To the extent a presentation is made by fax transmission, you should (i) provide telephone notification thereof to us to [          ] prior to or simultaneously with the sending of such fax transmission and (ii) send the original of such drawing document(s) to us at the same address provided above for presentation of documents, provided, however, that our receipt of such telephone notice or original document(s) shall not be a condition to payment hereunder. If presentation of such drawing document(s) are made by fax transmission in accordance with the foregoing, payment of the amount specified in such draft shall be made on or before 2:00 p.m. (New York, New York time) on the second business day after the date of presentation in such manner.

Except as otherwise expressly stated herein, this Letter of Credit is subject to and governed by the laws of the State New York and and the International Standby Practices (ISP98) International Chamber of Commerce Publication No. 590 (“ISP”), provided that, in the event of any inconsistencies between the laws of the State of New York and ISP, ISP shall govern.

Very truly yours,

Authorized Signature

EXHIBIT A

FORM OF INSTRUCTION TO TRANSFER

                  , 20

[Name and address of

Issuing Bank]

Attention:

Irrevocable Letter of Credit No.          ,dated             , 20

Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

all rights of the undersigned beneficiary to draw under the above-captioned Letter of Credit (the “Letter of Credit”) issued by you.

By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof as though such transferee were the beneficiary originally named in the Letter of Credit.

Please acknowledge receipt of this Instruction to Transfer by signing in the space provided below and returning such signed copy to the transferee named above.

Very truly yours,

[Beneficiary]

By:
Name:
Title:

Receipt of Instruction to

Transfer acknowledged as

of            , 20

[Name of Issuing Bank]

By:
Title:

[Insert authentication by the Beneficiary’s bank]

EXHIBIT K

PROHIBITED ENTITIES

UBS

JP Morgan Chase

Goldman Sachs

Bank of America

Deutsche Bank

Citibank

Morgan Stanley

Merrill Lynch

Barclays